                                                                   EXHIBIT 10.22

                             NOTE PURCHASE AGREEMENT

      NOTE PURCHASE AGREEMENT (this "Agreement") made and entered into as of June 22, 1999, by and among Beacon Power Corporation, a Delaware corporation (the "Company"), Perseus Capital, L.L.C., a Delaware limited liability company ("Perseus"), Duquesne Enterprises, a Pennsylvania corporation ("Duquesne"), Micro Generation Technology Fund, L.L.C., a Delaware limited liability company ("Micro"), and SatCon Technology Corporation, a Delaware corporation ("SatCon" and together with Perseus, Duquesne and Micro, the "Purchasers"). Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                    Recitals

      A. Perseus, Duquesne and Micro acquired shares of the Company's Class D Preferred Stock pursuant to a Securities Purchase Agreement dated as of October 23, 1998 by and among the Company and the Purchasers (the "October Agreement").

      B. The Company plans to raise additional capital through a bridge financing to be consummated promptly after the date hereof having terms substantially as specified in Exhibit B hereto (the "Bridge Financing").

      C. The Company needs funds to operate its business operations prior to completion of the Bridge Financing and in furtherance thereof desires to issue and sell to each of the Purchasers one or more promissory notes substantially in the form attached hereto as Exhibit C with the respective principal amounts specified herein (the "Notes"), and the Purchasers are willing to acquire the Notes, all on the terms and subject to the conditions set forth in this Agreement.

      D. To induce the Purchasers to acquire the Notes, the Company has agreed to issue to each Purchaser, under the circumstances specified herein, a warrant to acquire shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), substantially in the form attached hereto as Exhibit D (the "Warrants").

                                   Agreement

       In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

      1. Issuance of Securities.

            1.1 Purchase and Sale of the Notes. (a) On the terms and subject to the conditions hereof, at the First Closing, the Company shall issue and sell to each of the Purchasers, and each of the Purchasers shall purchase from the Company, a Note with the principal amount specified below for the purchase price specified below:

---------------------------------------------------------------------
Purchaser                   Principal Amount           Purchase Price
---------                   ----------------           --------------
Perseus                     $250,000                   $250,000
---------------------------------------------------------------------
SatCon                       125,000                    125,000
---------------------------------------------------------------------
Micro                         50,000                     50,000
---------------------------------------------------------------------
Duquesne                      50,000                     50,000
---------------------------------------------------------------------

      (b) In addition, on the terms and subject to the conditions hereof, at the Second Closing, the Company shall issue and sell to SatCon, and SatCon shall purchase from the Company, an additional Note with a principal amount of $125,000 for a purchase price of $125,000.

            1.2 Issuance of Warrants. In the event that the Notes are not repaid or exchanged in full for Bridge Securities on or prior to September 22, 1999 (other than as a result of good faith computation errors), the Company shall issue and deliver to each Purchaser a Warrant to acquire a number of shares of Common Stock equal to the number of dollars constituting the original principal amounts of such Purchaser's Notes (including in the case of SatCon, the Note issued at the Second Closing). Notwithstanding the foregoing, the Company shall not be required to issue any Warrants under this Section 1.2 to any Purchaser that does not use reasonable efforts to consummate its share of the Bridge Financing substantially on the terms set forth in Exhibit B hereto subject to completion of definitive documentation and subject to there being no material adverse change in the business of the Company after the date hereof.

      2. Closings.

            2.1 Closings. The sales and purchases contemplated by Section 1(a) of this Agreement shall take place at a closing (the "First Closing") to be held at the offices of Arnold & Porter, 555 Twelfth Street, N.W. Washington DC on June 23, 1999, or at such other time, date and place as are mutually agreeable to the Company and to the Purchasers. The sale and purchase contemplated by
Section 1(b) of this Agreement shall take place at a closing (the "Second Closing") to be held at the principal executive offices of the Company at 10 a.m. local time on July 6, 1999, or at such other time, date and place as are mutually agreeable to the Company and to the Purchasers. The date of the First Closing is hereinafter referred to as the "First Closing Date."

            2.2 Deliveries. At each Closing, the Company will deliver to each Purchaser the Note to be issued to such Purchaser at such Closing fully executed by the Company, and each Purchaser will deliver to the Company the purchase price therefor by wire transfer thereof to the Company Account (or in the case of Micro, by delivery to the Company of a check made payable to the order of the Company). The parties shall also deliver all documents required to be delivered at the First Closing pursuant to Section 2.3 hereof.

            2.3 Conditions to First Closing.

                  (a) Conditions to Obligations of the Purchaser. The obligations of the Purchasers to purchase the Notes at the First Closing are subject to the fulfillment on or prior to the First Closing Date of the following conditions, any of which may be waived by the Purchasers:

                        (i) Representations and Warranties Correct: Performance of Obligations. The representations and warranties made by the Company in
Section 3 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the First Closing Date with the same force and effect as if they had been made on and as of such date, and the Company shall have performed all obligations, covenants and agreements herein required to be performed by it on or prior to the First Closing.

                        (ii) Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement and the Related Agreements), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement or any Related Agreement.

                        (iii) Perfection of Security Interests. The Company shall have taken all actions requested by the Purchasers to perfect the security interests granted under the Notes.

                        (iv) Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by its President, dated as of the First Closing Date, certifying the fulfillment of the conditions specified in subsections (a)(i) and (ii) of this Section 2.3.

                        (v) Secretary's Certificate. The Company shall have delivered to the Purchasers a certificate, executed by its Secretary, dated as of the First Closing Date, certifying the authenticity of attached copies of resolutions of its Board of Directors approving the transactions contemplated hereby and by the Related Agreements.

                        (vi) Other Purchasers. The other Purchasers shall have simultaneously consummated their purchases of Notes at the First Closing in accordance with the terms hereof.

                        (vii) Other Documents. The Purchasers shall have received such other certificates and documents as they shall have reasonably requested.

                  (a) Conditions to Obligations of the Company. The Company's obligations to issue and sell the Notes at the First Closing are subject to the fulfillment on or prior to the First Closing Date of the following condition, which may be waived by the Company: the representations and warranties made by the Purchasers in Section 5 hereof shall have been true and correct when made, and shall be true and correct on such First Closing Date with the same force and effect as if they had been made on and as of such date.

            2.4 Conditions to Second Closing. The obligations of the Company and SataCon to consummate the issuance, sale and purchase of the Note to be issued, sold and purchased at the Second Closing shall be subject to satisfaction of the following condition: the First Closing shall have occurred and the Notes to be issued, sold and purchased at the First Closing shall have been issued, sold and purchased. The obligations of the Company to consummate the issuance and sale of the Note to be issued and sold at the Second Closing shall also be subject to satisfaction of the following additional condition: the representations and warranties made by SatCon in Section 5 hereof shall have been true and correct when made, and shall be true and correct on such Second Closing Date with the same force and effect as if they had been made on and as of such date.

            2.5 Registration Rights. Any shares of Common Stock issued upon the exercise or conversion of any Warrants shall constitute "Registrable Securities" under the Registration Rights Statement attached as Exhibit F to the October Agreement, and such definition is hereby amended in such respect.

      3. Representations and Warranties Relating to the Company. Except as otherwise set forth in the Disclosure Schedule attached hereto as Exhibit I to the October Agreement, as supplemented by the Supplemental Disclosure Schedule attached hereto as Exhibit E (collectively, the "Company Disclosure Schedule"), the Company represents and warrants to the Purchasers as set forth below.

            3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to carry on its business as now conducted and as it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

            3.2 Power. Authorization and Validity. The Company has the corporate power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it is a party have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable the Company to enter into the Agreement or any Related Agreement to which it is a party and to perform its obligations hereunder or thereunder. This Agreement is, and each of the Related Agreements to which it is a party when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable in accordance with their respective terms. Upon their issuance pursuant to the Warrants, all shares of Common Stock issued pursuant to the Warrants shall be duly authorized, validly issued, fully-paid and nonassessable.

            3.3 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement or any Related Agreement to which it is a party nor the consummation of the transactions or performance of the Company's obligations contemplated hereby or thereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of the Company's Certificate of Incorporation or Bylaws, each as is currently in effect, any instrument, contract or agreement that is material to the business of the Company or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company.

            3.4 Financial Statements.

                        (a) The Company's unaudited consolidated balance sheets as of December 31, 1998 and April 30, 1999 and statements of operations and cash flows for the year ended December 31, 1998 and the four months ended April 30, 1999, including the notes thereto (collectively the "Company Financial Statements"), all of which are attached to the Company Disclosure Schedule, have been prepared in all material respects in accordance with GAAP (except that the April 30, 1999 statements may not contain all footnotes required by GAAP). The Company Financial Statements have been prepared in accordance with the books and records of the Company and present fairly in all material respects the financial position, results of operations, cash flows and equity transactions of the Company as of and for the periods ending on their dates. Except and to the extent reflected or reserved against in the Company Financial Statements, the Company does not have, as of the dates of the Company Financial Statements, any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Company Financial Statements are adequate in light of the contingencies with respect to which they are made. There has been no material change in the Company's accounting policies except as described in the notes to the Company Financial Statements.

                        (b) The Company has no debts, liabilities, or obligations in a material amount, either individually or in the aggregate, of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Company Financial Statements. All material debts, liabilities, and obligations incurred after the date of the Company Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount, both individually and in the aggregate. Since December 31, 1998, the Company has not experienced a Material Adverse Change.

            3.5 No Brokers. Neither the Company nor, to the Company's knowledge, any Company shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby.

            3.6 Disclosure. The statements by the Company contained in this Agreement, the exhibits hereto, and the certificates and documents required to be delivered by the Company to the Purchasers under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

            3.7 Securities Act. Subject to the accuracy of the Purchaser's representations in Section 5 hereof, the offer, sale and issuance of the Notes and the Warrants in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof.

            3.8 Other Representations and Warranties. The representations and warranties of the Company set forth in Section 3 of the October Agreement are true and correct as of the date hereof in all material respects.

      4. [INTENTIONALLY OMITTED.]

      5. Representations and Warranties of the Purchasers and Restrictions on Transfer Imposed by the Securities Act of 1933 and Applicable State Securities Laws.

            5.1 Representations and Warranties by the Purchaser. Each Purchaser represents and warrants to the Company severally as to itself alone and not jointly as follows:

                  (a) The Note to be issued to such Purchaser at each Closing and any Warrants to be issued hereunder will be acquired by such Purchaser for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

                  (b) Such Purchaser understands that (i) the Note to be issued to it at such Closing and any Warrant issued hereunder have not been, and upon their issuance will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and have not been, and upon their issuance will not be, qualified under any state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (ii) the Company's reliance on such exemptions is predicated on such Purchaser's representations set forth herein. Such Purchaser understands that the resale of its Note and any Warrants may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities law or is exempt from such registration.

                  (c) Such Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser is able to bear the economic risk of the purchase of its Note and any Warrant pursuant to the terms of this Agreement, including a complete loss of the Purchaser's investment therein.

                  (d) Such Purchaser has the full right, power and authority to enter into and perform such Purchaser's obligations under this Agreement and each Related Agreement to which it is or becomes a party, and this Agreement and each Related Agreement to which it is or becomes a party constitute valid and binding obligations of such Purchaser enforceable in accordance with their terms.

                  (e) No consent, approval or authorization of or designation, declaration or filing with any Governmental Body on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement or any Related Agreement to which it or becomes a party.

            5.2 Legend. The Notes and any Warrants may be endorsed with the legends appearing on the first page thereof. The Company may instruct its transfer agent not to register the transfer of the Note, unless the conditions specified in the foregoing legends are satisfied.

            5.3 Removal of Legend and Transfer Restrictions.

                  Any legend endorsed on any Note or Warrant pursuant to Section
5.2 relating to compliance with federal or state securities laws and the stop transfer instructions with respect to the Notes and the Warrants relating thereto shall be removed and the Company shall issue a new promissory note or warrant, as the case may be, without such legend to the holder thereof (1) if such Note or Warrant is registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (2) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (3) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer or assignment of the Note or Warrant may be made without registration.

      6. Additional Covenants.

            6.1 Use of Proceeds. The Company hereby covenants and agrees that all of the net proceeds received by it from the issuance and sale of the Notes shall be used for the purpose of developing and conducting its business, which is the development, manufacturing and marketing of flywheel energy storage systems for use in energy storage applications, and no part of such net proceeds shall be used to (i) repay any Person any funds expended by it or advanced by it to the Company prior to the First Closing, unless agreed to in writing by the Purchasers or (ii) pay any broker's fees or commissions or similar payments of any kind.

            6.2 Bridge Financing. Upon consummation of the Bridge Financing and exchange of the Notes for the Bridge Securities, each Purchaser shall have all of the rights that such Purchaser would have obtained if it had acquired such Bridge Securities as part of the Bridge Financing, including without limitation any security interests, guaranties, co-sale, preemptive, participation, registration, voting, management or other rights, all representations, warranties, and indemnities made to or in favor of an investor in the Bridge Financing shall also be made to or in favor of such Purchaser, and such Purchaser shall be entitled to rely on an opinion of counsel delivered in connection with the Bridge Financing.

      7. Miscellaneous.

            7.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            7.2 Arbitration. Any controversy or claim arising out of or relating to this Agreement or any of the Related Agreements, or the breach hereof or thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by a panel of three arbitrators, each party having the right to select one arbitrator with the third arbitrator to be selected in accordance with the rules of the American Arbitration Association.

            7.3 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regards to the principles of conflicts of laws thereof.

            7.4 Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement and the Closing of the transactions contemplated hereby.

            7.5 Successors and Assigns. Except as otherwise expressly provided herein and subject to the Related Agreements and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            7.6 Entire Agreement. This Agreement, the Related Agreements and other exhibits to this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            7.7 Notices, etc. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party below or, if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

                        If to the Company:

                              Beacon Power Corporation
                              6D Gill Street
                              Woburn, MA 01801
                              Fax No.: (781) 938-9401
                              Attn: Chief Executive Officer

                        With a required copy to:

                              Albert L. Sokol
                              Edwards & Angell, LLP
                              101 Federal Street
                              Boston, MA 02110-1800
                              Fax No.: (617) 439-4170


                        If to the Perseus:

                              Perseus Capital, L.L.C.
                              The Army and Navy Club Building
                              1627 I Street, N.W.
                              Suite 610
                              Washington, D.C. 20006
                              Attn: Kenneth M. Socha
                              Fax No. (202) 463-6215

                        With a required copy to:

                              Arnold & Porter
                              555 l2th Street, N.W.
                              Washington, D.C. 20004
                              Attn: Robert B. Ott
                              Fax No.: (202) 942-5999

                        If to SatCon:

                              David Eisenhaure
                              President
                              161 First Street
                              Cambridge, MA 02142
                              Fax No.: (617) 661-3373

                        With a required copy to:

                              Jeffrey N. Carp, Esq.
                              Hale and Dorr LLP
                              60 State Street
                              Boston, MA 02109
                              Fax No.: (617) 526-5000


                        If to Duquesne:

                              Rachel Lorey
                              Vice President
                              One Northshore Center
                              Suite 100
                              12 Federal Street
                              Pittsburgh, PA 15212
                              Fax No: 412-231-2140

                        With a required copy to:

                              David J. Lehman, Esq.
                              Kirkpatrick & Lockhart LLP
                              1500 Oliver Building
                              Pittsburgh, PA 15222
                              Fax No: 412-255-6501


                        If to Micro:

                              c/o Robert W. Shaw, Jr.
                              Arete Corporation
                              P.O. Box 1299
                              Center Harbor, New Hampshire 03226
                              Fax No.: (603) 253-9799


            7.8 Separability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            7.9 Expenses. The Company bear its expenses and legal fees incurred with respect to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby. All reasonable costs and expenses of the Purchasers relating to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby, including reasonable fees and expenses of legal counsel, shall be promptly paid or reimbursed by the Company.

            7.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            7.12 Publicity. None of the parties to this Agreement, nor any of their affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby without the prior written consent of each of the Company, and the Purchasers, unless such disclosure is required by applicable law.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          BEACON POWER CORPORATION

                                          By:  /s/ William E. Stanton
                                              ----------------------------------
                                          Name:  William E. Stanton
                                                --------------------------------
                                          Title:  President & CEO
                                                 -------------------------------


                                          PERSEUS CAPITAL, L.L.C.

                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------


                                          SATCON TECHNOLOGY CORPORATION


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          BEACON POWER CORPORATION


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------


                                          PERSEUS CAPITAL, L.L.C.


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------


                                          SATCON TECHNOLOGY CORPORATION


                                          By:  /s/ David B. Eisenhaure
                                              ----------------------------------

                                          Name:  David B. Eisenhaure
                                                --------------------------------

                                          Title:  President, SatCon
                                                 -------------------------------

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          BEACON POWER CORPORATION


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------


                                          PERSEUS CAPITAL, L.L.C.


                                          By: /s/ Philip J. Deutch
                                              ----------------------------------

                                          Name:  Philip J. Deutch
                                                --------------------------------

                                          Title:  Managing Director
                                                 -------------------------------


                                          SATCON TECHNOLOGY CORPORATION


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------

                                          DUQUESNE ENTERPRISES


                                          By:
                                              ----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------


                                          MICRO-GENERATION
                                          TECHNOLOGY FUND, L.L.C.

                                          BY ARETE CORPORATION,
                                          ITS MANAGER


                                          By:  /s/ Robert W. Shaw, Jr.
                                              ----------------------------------
                                               Robert W. Shaw, Jr.
                                               President

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

      For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

      "Bridge Securities" means the securities issued to investors as part of the Bridge Financing, including without limitation any warranties, options or rights to acquired additional securities of the Company or any of its affiliates.

      "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Massachusetts, or the District of Columbia are authorized to be closed.

      "Company Account" means an account of the Company designated in a written notice delivered to the Purchasers at least two Business Days prior to the date of any required payment by the Purchasers to the Company under the Agreement.

      "GAAP" means United States generally accepted accounting principles consistently applied.

      "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
(b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

      "Material Adverse Change" means a change which would have a Material Adverse Effect.

      "Material Adverse Effect." An event, violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation or other matter would be material in impact or amount to the Company's business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance.

      "Person" means any individual, entity or Governmental Body.

      "Related Agreements" means (a) the Notes; (b) any Warrants; and (c) any other agreement or document entered into by any of the parties in connection with the Agreement or any of the transactions contemplated thereby.

                                                                       EXHIBIT C

                   SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

THE SALE OR TRANSFER AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

[Principal Amount]                                               June 22, 1999

                                                                      WOBURN, MA

      FOR VALUE RECEIVED, Beacon Power Corporation, a Delaware corporation (the "Company"), promises to pay to the order of ____________,or its registered assigns (the "Holder"), the principal sum of $__________ or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of issuance of this Note on the unpaid principal balance hereof at a rate equal to twelve and one-half percent (12 1/2%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days; provided that if this Note is not repaid in full on or prior to the Maturity Date, such interest rate shall increase effective as of the close of business on the Maturity Date to fifteen percent (15%) per annum. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) September 22, 1999 (the "Maturity Date") or (ii) upon or after the occurrence of an Event of Default (as defined below), when such amounts are declared due and payable by the Holder or made automatically due and payable. Interest on this Note shall be payable on the Maturity Date.

      This Note is issued pursuant to the Note Purchase Agreement (the "Purchase Agreement") dated as of June 22, 1999 by and among the Company, Perseus Capital, L.L.C., Duquesne Enterprises, Micro Generation Technology Fund, L.L.C. and SatCon Technology Corporation.

      The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

      1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

            (a) "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of Massachusetts or the State of New York are authorized to be closed.

            (b) "Bridge Financing" has the meaning specified in the Purchase Agreement.

            (c) "Bridge Securities" has the meaning specified in the Purchase Agreement.

            (d) "Obligations" means the principal, interest and other amounts payable under this Note.

            (e) "Transaction Documents" shall mean this Note, the Purchase Agreement, and any other promissory note issued pursuant to the Purchase Agreement.

      2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on this Note or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document within five Business Days of its due date; or

            (b) Breaches of Other Covenants. The Company shall materially fail to observe or to perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents, other than those specified in Section 2(a) hereof, and such failure shall continue for 30 days after written notice thereof to the Company; or

            (c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

            (d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 45 days of commencement; or

            (e) Cross-Default. The Company or any of its subsidiaries shall default under any bond, debenture, note or other evidence of indebtedness for money borrowed (excluding any capital lease), under any guarantee or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in indebtedness of at least $10,000 being due and payable prior to the date on which it would otherwise become due and payable and shall not have been issued by the Company or waived by the lender; or

            (f) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $10,000 in the aggregate shall be rendered against the Company or any of its subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment.

      3. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 2(c) and 2(d) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(c) and 2(d) hereof, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      4. Collateral. To secure the Company's payment and performance of the Obligations and to secure the Company's prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company hereby grants the Holder a security interest in all of the Company's right, title and interest in and to the following, whether now owned or hereafter acquired or existing and wherever located:

            (a) All inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

            (b) All accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, and all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the same;

            (c) All intellectual property and trade secrets, including, without limitation,

                        (i) all patents, patent applications and patentable inventions and (i) the inventions and improvements described and claimed therein; (ii) any continuation, division, renewal, extension, substitute or reissue thereof or any legal equivalent in a foreign country for the full term thereof or the terms for which the same may be granted; (iii) all rights to income, royalties, profits, awards, damages and other rights relating to said patents, applications and inventions, including the right to sue for past, present and future infringement and (iv) any other rights and benefits relating to said patents, applications and inventions including any rights as a licensor or licensee of said patents, applications and inventions (the "Patents");

                        (ii) all trademarks, trademark registrations, trademark applications, service marks, service mark registrations and service mark applications, trade names, fictitious business name, tradestyles, and the goodwill underlying those trademarks and service marks and (i) any similar marks or amendments, modifications and renewals thereof and the goodwill represented by those and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, royalties, profits, damages and other rights relating to said trademarks and service marks including the right to sue for past, present or future infringement and (iii) any other rights and benefits relating to said trademarks and service marks including any rights as a licensor or licensee of said trademark and service mark (the "Trademarks");

                        (iii) all copyrights, copyright registrations and copyright applications, including without limitation those copyrights for computer programs, computer databases, flow diagrams, maskworks, maskwork applications, source codes and object codes, computer software, technical knowledge and processes, trade secrets, know-how, customer lists, franchises, systems, inventions, designs, blueprints, formal or informal licensing arrangements, and all property embodying or incorporating such copyrights and
(i) any similar rights or amendments, modifications and renewals thereof and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, past, present and future infringement and (iii) any other rights and benefits relating to said copyrights (the "Copyrights");

            (d) all substitutions and replacements for, and all rights to exploit, all of the foregoing;

            (e) all books and records pertaining to any of the foregoing; and

            (f) all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets are hereinafter collectively referred to as "Collateral."

The Company covenants and agrees with Holder that: (x) the security interest granted under this Note is in addition to any other security interest from time to time held by the Holder; (y) the Holder may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral; and (z) the security interest hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of the Company to Holder pursuant to this Note and the other Transaction Documents. The Company further covenants and agrees to take all actions requested by the Holder to establish or perfect the security interest granted under this Note.

      5. Prepayment. This Note may be prepaid as a whole or in part at any time prior to the Maturity Date upon at least ten Business Days prior written notice to the Holder. Any such prepayment shall be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. An exchange pursuant to
Section 6 hereof shall not constitute a prepayment for purposes of this Section
5.

      6. Exchange.

            (a) Exchange For Bridge Securities. Upon consummation of the Bridge Financing, this Note shall automatically be exchanged for (without any action on the part of the Company or the Holder) the number of Bridge Securities that an investor in the Bridge Financing would acquire for an aggregate purchase price equal to the sum of the then outstanding principal amount of this Note plus all accrued but unpaid interest hereon.

            (b) Mechanics and Effect of Exchange. No fractional shares of capital stock of the Company shall be issued upon exchange of this Note. Upon such exchange of all of the principal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal or interest that is not so exchanged. Upon full exchange of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

      7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only as to the Holder of this Note upon the written consent of the Company and the Holder.

      9. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

      10. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

      11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

      13. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

      14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. In the event of any dispute among or between any of the parties to this Note arising out of the terms of this Note, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

      IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                         BEACON POWER COPORATION

                                         By:
                                            -----------------------------

                                         Name:
                                              ---------------------------

                                         Title:
                                               --------------------------

                                                                       EXHIBIT D

THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SALE OR TRANSFER AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.


No.:
    ----

                                     WARRANT
                            TO PURCHASE COMMON STOCK
                                       OF
                            BEACON POWER CORPORATION

                         (void after September 23, 2005)

      1. Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Warrant, and subject to the terms and conditions herein set forth, the Holder (as defined below) is entitled to purchase from Beacon Power Corporation, a Delaware corporation (the "Company"), at any time before 5:00 p.m. New York time on September 23, 2005 (the "Termination Date"), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise of this warrant (this "Warrant") pursuant to Section 6 hereof. This Note is issued pursuant to the Note and Warrant Purchase Agreement (as defined below).

      2. Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

            (a) "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of Massachusetts or the State of New York or the District of Columbia are authorized to be closed.

            (b) "Change-In-Control Event" means the occurrence after the Commencement Date of any of the following: (i) the acquisition of voting securities of the Company by any person or group of persons that results in such person or group, together with its affiliates, becoming, directly or indirectly, the beneficial owner of in excess of 50% of the outstanding voting securities of the Company; (ii) a merger or consolidation of the Company with any other corporation or legal entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) in excess of 50% of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the sale or disposition of all or substantially all of the Company's assets other than in a transaction in which holders of the voting securities of the Company immediately prior to such transaction receive voting securities of the acquiror of such assets or its affiliate that represent in excess of 50% of the voting securities of such entity after consummation of such transaction.

            (c) "Commencement Date" means September 23, 1999.

            (d) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

            (e) "Holder" means _______________,or its assigns.

            (f) "Note Purchase Agreement" means the Note Purchase Agreement dated as of June 22, 1999 by and among the Company, Perseus Capital, L.L.C., Duquesne Enterprises, Micro Generation Technology Fund, L.L.C., and SatCon Technology Corporation.

            (g) "Warrant Price" means $1.00 per share, subject to adjustment as described in Section 3 below.

            (h) "Warrant Stock" means the shares of Common Stock (or other securities) purchasable upon exercise of this Warrant or issuable upon conversion of this Warrant. The total number of shares to be issued upon the exercise of this Warrant shall be _______, subject to adjustment as described in
Section 3 below.

      3. Adjustments and Notices. The Warrant Price and/or the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 3. The Warrant Price and/or the number of Warrant Shares shall be adjusted to reflect all of the following events that occur on or after June 22, 1999.

            (a) Subdivision, Stock Dividends or Combinations. In case the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend with respect to the Common Stock, the Warrant Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of the Common Stock, the Warrant Price in effect immediately prior to such combination shall be proportionately increased, in each case effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

            (b) Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassifications, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant or upon the payment of a dividend in securities or property other than shares of Common Stock, the Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise or conversion of the new warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

            (c) Reorganization, Merger etc. In case of any (i) merger or consolidation of the Company into or with another corporation where the Company is not the surviving corporation, (ii) sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company or (iii) sale by the Company's shareholders of 50% or more of the Company's outstanding securities in one or more related transactions, the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition to closing any such reorganization, merger or sale, duly execute and deliver to the Holder hereof a new warrant so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise or conversion of the unexercised or unconverted portion of this Warrant, and in lieu of the shares of the Common Stock theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reorganization, merger or sale by the Holder of the number of shares of Common Stock then purchasable under this Warrant. Such new warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subparagraph (c) shall similarly apply to successive reorganizations, mergers and sales.

            (d) Dilutive Issuances. (i) If the Company, at any time or from time to time after June 22, 1999, shall issue any Additional Stock (as defined below) without consideration or for a consideration per Common Stock Equivalent Share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, then the Warrant Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Warrant Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this clause (i), the number of shares of Common Stock outstanding at a given time shall be deemed to be the number of shares of Common Stock that are then issued and outstanding plus the number of shares of Common Stock then issuable upon exercise of all then outstanding warrants, options or similar rights to purchase Common Stock or securities convertible into Common Stock plus the number of shares of Common Stock then issuable upon conversion of such convertible securities and all other convertible securities of the Company then outstanding.

                  (ii) In the case of the issuance of Common Stock for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the company for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (iii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash received therefor shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors of the Company in its good faith judgment irrespective of any accounting treatment.

                  (iv) In the case of the issuance, whether before, on or after the Commencement Date, of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                        (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (ii) or (iii)), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Common Stock covered thereby.

                        (B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the

Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses (ii) or (iii)).

                        (C) In the event of any change in the number of shares of Common Stock deliverable or any increase in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Warrant Price obtained with respect to the adjustment that was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                        (D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities shall continue to be deemed to be issued.

                        (E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to clauses (iv)(A) and
(iv)(B) of this Section 3(d) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either clause (iv)(C) or (iv)(D) of this Section 3(d).

                  (v) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to clause (iv) of this Section 3(d)) by the Company after June 22, 1999 other than shares of Common Stock issued or issuable:

                        (A) to officers, directors, employees and consultants of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company;

                        (B) upon conversion of the Class A, B, C or D Preferred Stock of the Company or the exercise of the Warrants issued under the Securities Purchase Agreement;

                        (C) to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve-month period do not exceed 2% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) or such issuance is expressly approved by a majority of the director representatives of the holders of Class D Preferred Stock on the Company's Board of Directors.

                  (vi) "Common Stock Equivalent Share" means with respect to any security that is ultimately convertible into shares of Common Stock or ultimately exercisable for shares of Common Stock, the total number of shares of Common Stock that may be acquired upon full exercise of all such rights.

            (e) Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Corporation, at its own expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment of the Warrant Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

            (f) Adjustment to Number of Shares of Warrant Stock. In the event the Warrant Price is adjusted under any provision of this Section 3, the number of shares of Warrant Stock shall be simultaneously adjusted by multiplying the number of shares of Warrant Stock by a fraction, the numerator of which is the Warrant Price in effect immediately prior to such adjustment and the denominator of which is the Warrant Price in effect immediately after such adjustment.

            (g) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder's rights under this Section 3 against impairment. If the Company takes any action affecting the Common Stock other than as described above that adversely affects the Holder's rights under this Warrant, the Warrant Price shall be adjusted downward.

            (h) Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the

Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

      4. No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

      5. Reservation of Stock. On and after the Commencement Date, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

      6. Exercise of Warrant. This Warrant may be exercised as a whole or part by the Holder, at any time after the date hereof prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased. Alternatively, the Holder may pay the Warrant Price as a whole or in part) by surrendering to the Company all or a portion of any Note (as defined in the Note Purchase Agreement), in which case the portion of the Note surrendered plus all accrued but unpaid interest thereon shall be credited towards payment of the Warrant Price. If less the entire Note is surrendered in payment of the Warrant Price, the Company shall issue to the Holder a new promissory note identical to the surrendered Note except that the principal amount thereof shall equal the unsurrendered portion of the principal amount of the surrendered Note. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of this Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

      7. Conversion. In lieu of exercising this Warrant or any portion hereof, at any time after the occurrence of a Change-In-Control Event or the filing of a registration statement for an initial underwritten public offering of securities by the Company, the Holder hereof shall have the right to convert this Warrant or any portion hereof into Warrant Stock by executing and delivering to the Company at its principal office the written Notice of Conversion and Investment

Representation Statement in the forms attached hereto as Attachments 2 and 3, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of shares of Warrant Stock to be issued to Holder upon such conversion shall be computed using the following formula:

                                 X=(P)(Y)(A-B)/A

      where X =   the number of shares of Common Stock to be issued to the
                  Holder for the portion of the Warrant being converted.

                  P = the portion of the Warrant being converted expressed as a decimal fraction.

                  Y = the total number of shares of Common Stock issuable upon exercise of the Warrant in full.

                  A = the fair market value of one share of Warrant Stock which means (i) the fair market value of the Warrant Stock as of the last Business Day immediately prior to the date the notice of conversion is received by the Company, as reported in the principal market for such securities or, if no such market exists, as determined in good faith by the Company's Board of Directors, or
                        (ii) if this Warrant is being converted in conjunction with a public offering of stock the price to the public per share pursuant to the offering.

                  B =   the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately canceled. This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion. If the Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein. If this Warrant is converted, as a whole or in part, after the occurrence of a Change-In-Control Event as to which Section 3(c) is applicable, the Holder shall receive the consideration contemplated by
Section 3(c) in lieu of Common Stock of the Company.

      8. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof in whole or in part, provided that the transferor provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Securities Act and the securities law applicable with respect to any other applicable jurisdiction.

      9. Termination. This Warrant shall terminate on 5:00 p.m. New York time on the Termination Date.

      10. Miscellaneous. This Warrant shall be governed by the laws of the State of New York, as such laws are applied to contracts to be entered into and performed entirely in New York by New York residents. In the event of any dispute among the Holder and the Company arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or by facsimile transmission or mailed by first class mail, postage prepaid, to the address or facsimile number furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address or facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

      ISSUED: _______________


                                      BEACON POWER CORPORATION


                                      By:
                                         ----------------------------------

                                      Name:
                                           --------------------------------

                                      Title:
                                            -------------------------------

                                  Attachment 1

NOTICE OF EXERCISE

TO: BEACON POWER CORPORATION

1. The undersigned hereby elects to purchase ________________ shares of the Warrant Stock of Beacon Power Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:


                     ---------------------------------------
                                     (Name)


                     ---------------------------------------
                                    (Address)


-----------------------------------      --------------------------------------
(Date)                                   (Name of Warrant Holder)


                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------

                                  Attachment 2

                       INVESTMENT REPRESENTATION STATEMENT

                           Shares of the Common Stock
                     (as defined in the attached Warrant) of
                            BEACON POWER CORPORATION

      In connection with the purchase of the above-listed securities, the undersigned hereby represents to Beacon Power Corporation (the "Company") as follows:

(a) The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

(b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to
Section 4(2) of the Securities Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

(c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company

(e) The undersigned acknowledges that the Securities issuable upon exercise or conversion of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold from the Company or any affiliate of the Company, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three month period not exceeding specified limitations.


       Dated:
             --------------------


                                          --------------------------------------
                                          (Typed or Printed Name)


                                          By:
                                             -----------------------------------
                                             (Signature)

                                          --------------------------------------
                                          (Title)

                                  Attachment 3

NOTICE OF CONVERSION

TO: BEACON POWER CORPORATION

1. The undersigned hereby elects to acquire _______________ shares of the Warrant Stock of Beacon Power Corporation pursuant to the terms of the attached Warrant, by conversion of _________ percent (_____%) of the Warrant.

2. Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:


                     ---------------------------------------
                                     (Name)


                     ---------------------------------------
                                    (Address)


-----------------------------      --------------------------------------
(Date)                             (Name of Warrant Holder)


                                   By:
                                      -----------------------------------

                                   Title:
                                         --------------------------------
                                      (Title and signature of authorized person)

                            Beacon Power Corporation
                    Exhibit D to the Note Purchase Agreement
                        Supplemental Disclosure Schedule

[The following numbers correspond to the Section numbers in the Note Purchase Agreement]

3.1 The Company is not in good standing in Massachusetts as it has not filed its Annual Report. The Annual Report is currently being prepared by the Company and will be filed upon completion.

3.4(b) The Company has experienced a Material Adverse Change since December 31, 1998 as it has exhausted all of its working capital.

3.8     Other Representations and Warranties

      The following exceptions are taken to the representations and warranties of the company set forth in Section 3 of the October Agreement and, where applicable, certain representations and warranties made in the October Agreement (each an "Original Representation and Warrant") have been eliminated and superseded in their entirety by representations and warranties made in this Note Purchase Agreement:

[The following numbers correspond to the Section numbers in the October
Agreement]

            3.1 The Original Representation and Warranty is superseded by the representation and warranty contained in Section 3.1 of this Note Purchase Agreement.

            3.2(b) The number of issued and outstanding shares of Common Stock of the Company is 8,409.

            3.3 The Original Representation and Warranty is superseded by the representation and warranty contained in Section 3.2 of this Note Purchase Agreement.

            3.4 The Original Representation and Warranty is superseded by the representation and warranty contained in Section 3.3 of this Note Purchase Agreement.

            3.7 The Original Representation and Warranty is superseded by the representation and warranty contained in Section 3.4 of this Note Purchase Agreement.

            3.8(c) The Company has increased the compensation payable to certain executive officers.

            3.8(d) The Company has declared and paid a $30,000 dividend to the holders of Class C Preferred Stock.

            3.8(j) The Company has entered into a real property lease relating to approximately 4,000 square feet of office space.

            3.12 The Company has entered into a Registration Rights Agreement, dated as of May 28, 1997, with Duquesne Enterprises and executed Registration Rights Statements on October 23, 1998 which are attached as Exhibits F and G to the October Agreement.

            3.20 The Original Representation and Warranty is superseded by the representation and warranty contained in Section 3.5 of this Note Purchase Agreement.

            3.22 The Original Representation and Warranty is superseded by the representation and warranty contained in Section 3.6 of this Note Purchase Agreement.

            3.23 The Original Representation and Warranty is superseded by the representation and warranty contained in Section 3.7 of this Note Purchase Agreement.

      The following amendments are hereby made to the Company's Exhibit I Disclosure Schedule originally delivered as part of the October Agreement.

[The following numbers correspond to the Section numbers in Exhibit I to the October Agreement]

3.2(c)(i) The Company has increased the option pool to 1,500,000 shares by vote of the Board of Directors. Of this amount options to purchase 806,438 have been granted and approved by the Board of Directors.

3.2(d) SatCon Technology Corporation holds 1,671 shares of Common Stock on a post-split basis (not 1,686). The total number of shares of Common Stock outstanding on a post split-basis is 8,409 (not 8,424). Annex A is amended to include new shares granted.

3.7 Relates to Section 3.4 of the Note Purchase Agreement and is hereby renumbered to number 3.4.

3.7(b)(ii)     Is eliminated in its entirety.

3.7(b)(iii)    Is eliminated in its entirety.

3.7(b)(iv)     Is eliminated in its entirety

3.8(ii)        Is eliminated in its entirety.

3.8(iv)        Is eliminated in its entirety.

3.10(e) & 3.11 (ix) The Company has entered into Invention and/or Non-Disclosure Agreements with the members of the Engineering Department and Senior Management.

3.11(x)        Is eliminated in its entirety.

3.14 The Company's benefit providers have changed since the October Agreement, however, the current providers provide comparable benefits.

3.15           Insurance coverage has increased since the October Agreement.

                                                                EXHIBIT I

                            Beacon Power Corporation
                                    Exhibit I
                           Beacon Disclosure Schedule

3.2 Capital Structure

(c) The outstanding warrants, options, conversion rights, pre-emptive and subscription rights are as follows:

      (i) The Company has established an option pool of 562,500 shares. Of this amount options to purchase 393,750 shares of Common Stock have been granted and options to purchase 25,313 are in the process of being granted.

      (ii) A Warrant (the "Duquesne Warrant") held by Duquesne Enterprises ("Duquesne") to purchase 562,500 shares of Common Stock.

      (iii) Duquesne has pre-emptive rights with respect to issuances of Common Stock and securities convertible into Common Stock pursuant to the Duquesne Warrant.

(d)

                                          Outstanding     Post 1:1.125 Split
                                          -----------     ------------------
Common Stock, $0.01 par value per share
---------------------------------------

SatCon Technology Corporation                1,499              1,686

James S. Bezreh                                999              1,123

Russel S. Jackson                              999              1,123

Russell A. Kelley                              999              1,123

Stephen J. O'Connor                            999              1,123

Jane E. O'Sullivan                             999              1,123

Robert G. Wilkinson                            999              1,123
                                                                -----
                                                                8,424

Class A Preferred Stock,
$0.01 par value per share
Convertible into Common Stock on a 1 to
1 basis (subject to adjustment)

SatCon Technology Corporation            3,998,501           4,498,313

Class B Preferred Stock,
$0.01 par value per share
Convertible into Common Stock on a 1 to
1 basis (subject to adjustment)
No shares outstanding

Class C Preferred Stock,
$0.01 par value per share
Convertible into Common Stock on a 1 to
1 basis (Subject to adjustment)

James S. Bezreh                                  1                   1

Russel S. Jackson                                1                   1

Russell A. Kelley                                1                   1

Stephen J. O'Connor                              1                   1

Jane E. O'Sullivan                               1                   1

Robert G. Wilkinson                              1                   1

The Duquesne Warrant entitles Duquesne to purchase up to 562,500 shares of Common Stock.

The following person hold options to purchase Common Stock

Optionholder           Number of Shares of Common Stock Issuable
------------           -----------------------------------------

See Annex A

3.5 Representations Regarding Preferred Shares

      (i) Duquesne is entitled to pre-emptive rights pursuant to the Duquesne Warrant.

3.7(b) Financial Statements

      (i) The Company Financial Statements for the periods ended December 31, 1997 and July 31, 1998 are attached hereto as Annex B and C, respectively. The Company notes that (i) the number of authorized shares reflected in the financial statements is inaccurate, with the correct number being reflected in the Second Amended and Restated Certificate of Incorporation and (ii) the 1:1.125 stock split reflected in the financial statements did not take place until October 23, 1998.

      (ii) At October 5, 1998, the outstanding indebtedness to Duquesne is $400,000, all of which is outstanding pursuant to the loan agreement, dated July 17, 1998, between the Company and Duquesne. At October 5, 1998, an aggregate of $668,949 (including the $70,000 referred to in (iii) below) of advances to the Company were outstanding from SatCon Technology Corporation.

      (iii) $70,000 of advances to the Company were outstanding for William Stanton.

      (iv) The Company has declared but not yet paid a dividend to holders of Class C Preferred Stock on October 23, 1998 in the aggregate amount of $30,000.

3.8 Absence of Certain Changes and Events

      (i) The Company's cash balance has declined and its financial condition has declined since July 31, 1998.

      (ii) The Company has declared but not yet paid a dividend to holders of Class C Preferred Stock on October 23, 1998 in the aggregate amount of $30,000.

      (iii) The Board of Directors and Stockholders of the Company have approved a 1:1.125 stock split.

      (iv) At October 5, 1998, the outstanding indebtedness to Duquesne is $400,000, all of which is outstanding pursuant to the loan agreement, dated July 17, 1998, between the Company and Duquesne. In connection with such loan, the Company granted a security interest in its assets to Duquesne. At October 5, 1998, an aggregate of $668,949 (including $70,000 advanced as a loan to Mr. Stanton) of advances to the Company were outstanding from SatCon.

3.10 Proprietary Assets

(a)(i) None.

(a)(ii) See Exhibit A to the Amended and Restated License Agreement, dated May 28, 1997, between the Company and SatCon Technology Corporation.

(d) Pursuant to the Securities Purchase Agreement, dated as of May 28, 1997, between Duquesne, SatCon and the Company:

      SatCon has granted to the Company a perpetual, world-wide, royalty free license to all patents, patent applications, technical knowledge, information and know-how in existence (May 97) which relate to the field of flywheel energy storage products, systems and applications, but not for satellite or other non-terrestrial, stationary applications.

      The Company does not have the right to sublicense such technology other than in connection with its manufacturing and distribution operations. The Company has granted SatCon a perpetual, royalty free license to use any improvements upon the flywheel energy storage technology for non-terrestrial applications made by the Company.

(e) See Section 3.11 for a list of employees of the Company who have entered into Invention and Non-Disclosure Agreements.

3.11 Contracts

(i) Amended and Restated License Agreement, dated as of May 28, 1998, between the Company and SatCon.

(ii) Securities Purchase Agreement, dated as of May 28, 1997, among the Company, SatCon and Duquesne.

(iii) Warrant, dated as of May 28, 1997, issued to Duquesne.

(iv) Registration Rights Agreement, dated May 28, 1997, between the Company and Duquesne.

(v) The Company is in the process of entering into a registration rights agreement with SatCon.

(vi) Consulting Agreement, dated May 28, 1997, between the Company and Duquesne.

(vii) Services Agreement, dated May 28, 1997, between SatCon and the Company.

(viii) Letter Agreement (relating to exclusive distribution rights granted by the Company to Duquesne), dated May 28, 1997, between the Company and Duquesne.

(ix) Invention and Non-disclosure agreements between the Company and the following individuals:

       William Stanton
       Joseph Saliba

      James O'Rourke
      Richard Hockney
      Maureen Lister

(x) Loan Agreement, dated July 17, 1998, between Duquesne and the Company.

(xi) The Company has obligations under a subcontract arrangement with SatCon on a project for the Naval Surface Warfare Center (United States Marine Corp. Contract)

(xii) San Diego Gas & Electric, beta site agreement dated December 4, 1996.

(xiii) Commercial Lease (as amended), dated December 1, 1997 between the Company and Cummings Properties Management, Inc.

(xiv) ABB Power T&D Company, Inc. beta site agreement dated August 1, 1998.

(xv) Bell Atlantic beta site agreement dated June 1, 1998.

(xvi) GTE Mobile Communications Service Corporation beta site agreement, dated September 3, 1998.

3.12 Registration Rights

The Company has granted registration rights to SatCon and Duquesne.

3.13 Tax Matters

The Company was included in the consolidated tax returns of SatCon until September, 1997.

3.14 Employee Benefit Plans

The Company's benefit brochure is attached as Annex D

The Company has employment contracts with the following persons:

      None

3.15 Insurance

Summary of the Company's insurance is attached as Annex E.

3.18 Litigation

Certain of the Company's creditors have commenced collection proceedings.

3.21 Related Party Transaction

See Sections 3.7(b)(i) and 3.11(i)-(viii)

                            Beacon Power Corporation
                                    Exhibit J
                           SatCon Disclosure Schedule

4.2 SatCon may be obligated to reinstate and increase the number of shares issuable under certain warrants issued to the underwriters in connection with SatCon's initial public offering in November 1992. The maximum number of additional shares issuable pursuant to such warrants will not exceed 100,000 shares of Common Stock.

4.6 Litigation matters referred to in SatCon's report under the Securities Exchange Act of 1934, and incorporated by reference in this Schedule. Immediately prior to the filing of SatCon's Form 10-Q for the quarter ended June 30, 1998, a person who sold his business to SatCon commenced litigation relating to the value of certain assets received by SatCon in such transaction.

4.8 SatCon has granted registration rights to Duquesne and the holders of the Warrants referred to in item 4.2 above.

                                                                         Annex A

                                  Beacon Power

--------------------------------------------------------------------------------------------------------------
                               Summary of Options
--------------------------------------------------------------------------------------------------------------
                                              Granted
--------------------------------------------------------------------------------------------------------------
                                      Pre-Split     Post-Split    In-Process
--------------------------------------------------------------------------------------------------------------
             Options Pool              500,000        562,500       562,500
--------------------------------------------------------------------------------------------------------------
             Options "Granted"         350,000        393,750       419,063
--------------------------------------------------------------------------------------------------------------
             Options available         150,000        168,750       143,438
--------------------------------------------------------------------------------------------------------------
             Strike Price                $2.00          $1.78
--------------------------------------------------------------------------------------------------------------
                                  Prior Grants
--------------------------------------------------------------------------------------------------------------
                                       Granted        Granted      Granted
                                      Pre-Split      Post-Split   Start Date
--------------------------------------------------------------------------------------------------------------
Dick         Hockney                    50,000         56,250        6/1/97
--------------------------------------------------------------------------------------------------------------
Omar         Kabir                      22,500         25,313       1/14/98
--------------------------------------------------------------------------------------------------------------
Maureen      Lister                     40,000         45,000        3/9/98
--------------------------------------------------------------------------------------------------------------
Pat          McDonough                   1,000          1,125        6/1/97
--------------------------------------------------------------------------------------------------------------
Sharard      Moghe                       5,000          5,625        6/1/97
--------------------------------------------------------------------------------------------------------------
Emil         Muchnik                     4,000          4,500      10/27/97
--------------------------------------------------------------------------------------------------------------
Steve        Mullen                      2,000          2,250       11/1/97
--------------------------------------------------------------------------------------------------------------
Jim          O'Rourke                   50,000         56,250        6/1/97
--------------------------------------------------------------------------------------------------------------
John         Pelligrino                 22,500         25,313       7/28/97
--------------------------------------------------------------------------------------------------------------
Joe          Saliba                     65,000         73,125        6/1/97
--------------------------------------------------------------------------------------------------------------
John         Shaw                            0              0       7/21/97     5000 recovered: termination
--------------------------------------------------------------------------------------------------------------
Bill         Stanton                    80,000         90,000        6/1/97
--------------------------------------------------------------------------------------------------------------
Carlene      Strangeways                 2,000          2,250       11/1/97
--------------------------------------------------------------------------------------------------------------
Pat          Widtfeldt                   2,000          2,250       11/1/97
--------------------------------------------------------------------------------------------------------------
Nathan       Woodard                     4,000          4,500       1/14/98
--------------------------------------------------------------------------------------------------------------
             Options Granted           350,000        393,750
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                   In-Process
--------------------------------------------------------------------------------------------------------------
Micheal      Calla                           0              0       4/20/98
--------------------------------------------------------------------------------------------------------------
Jennny       Hezzell                     2,000          2,250       2/17/98     Approved not granted
--------------------------------------------------------------------------------------------------------------
David        Hezzell                     5,000          5,625       2/17/98     Approved not granted
--------------------------------------------------------------------------------------------------------------
Martin       Loys                            0              0       5/18/98
--------------------------------------------------------------------------------------------------------------
Steve        Piela                        4500          5,063       7/27/98     Offered not Approved
--------------------------------------------------------------------------------------------------------------
Saad         Putrus                      2,000          2,250        3/9/98     Approved not granted
--------------------------------------------------------------------------------------------------------------
Kevin        Sicard                          0              0       4/27/98
--------------------------------------------------------------------------------------------------------------
Ken          Tran                        4,500          5,063       6/22/98     Offered not Approved
--------------------------------------------------------------------------------------------------------------
Ahmed        Zaki                        4,500          5,063       9/28/98     Offered not Approved
--------------------------------------------------------------------------------------------------------------
                                                            0
--------------------------------------------------------------------------------------------------------------
                                                            0
--------------------------------------------------------------------------------------------------------------
             Total New Grants           22,500         25,313
--------------------------------------------------------------------------------------------------------------
             Total Grants              372,500        419,063
--------------------------------------------------------------------------------------------------------------

Notes:

1.    Awards do not account for the 9 for 8 stock split
      o     Grants have a $2.00 strike price
2.    Following the stock split
      o     Stock amounts are increased by 9/8
      o     Strike price decreases by 8/9

                                     Annex B

                            BEACON POWER CORPORATION

                              FINANCIAL STATEMENTS

                   For the quarter ended December 31, 1997 and
            the period May 8, 1997 (Inception) to September 30, 1997

                                   (Unaudited)

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

         Balance Sheets .............................................      3

         Statements of Operations ...................................      4

         Statements of Changes in Stockholders' Equity ..............      5

         Statements of Cash Flows ...................................      6

         Notes to Financial Statements ..............................      7

                            BEACON POWER CORPORATION
                                 BALANCE SHEETS
                                   (Unaudited)

                                                     December 31,  September 30,
                                                        1997           1997
                                                     -----------    -----------
                                     ASSETS
Current assets:
     Cash and cash equivalents ...................   $ 2,078,067    $ 2,929,718
     Accounts receivable .........................        31,437        174,733
     Inventory ...................................        16,788             --
     Prepaid expenses and other assets ...........        26,588             --
                                                     -----------    -----------
        Total current assets .....................     2,152,880      3,104,451
Property and equipment, net ......................     1,415,786        962,035
                                                     -----------    -----------
        Total assets .............................   $ 3,568,666    $ 4,066,486
                                                     ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Customer Advances ............................   $    95,000    $    95,000
    Accrued expenses .............................        32,298             --
                                                     -----------    -----------
       Total current liabilities .................       127,298         95,000

                              STOCKHOLDERS' EQUITY

Preferred stock; $.01 par value, 5,000,000(1)
   and 1,000,000 shares authorized;
   4,498,319(2) and 0 shares issued and
   outstanding, at December 31, 1997
   and September 30, 1997, respectively ..........        44,983             --
Common stock, $.01 par value, 20,000,000(1)
   and 5,000,000 shares authorized; 8,424(2)
   and 4,500,000(2) shares issued and
   outstanding, at December 31, 1997
   and September 30, 1997, respectively ..........            84         45,000
Additional paid-in capital .......................     4,984,933      4,955,000
Retained earnings/(loss) .........................    (1,588,632)    (1,028,514)
                                                     -----------    -----------
       Total stockholders' equity ................     3,441,368      3,971,486
                                                     -----------    -----------
           Total liabilities and stockholders' ...   $ 3,568,666    $ 4,066,486
                                                     ===========    ===========

    The accompanying notes are an integral part of the financial statements.

---------------------
(1) Amounts have been adjusted to reflect increase in authorized capital (See Note H).
(2) Amounts have been adjusted to reflect 1:1.125 stock split (See Note H).

                            BEACON POWER CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                       For the      For the period   For the period
                                                       Quarter        May 8,1997       May 8,1997
                                                        ended       (Inception) to   (Inception) to
                                                     December 31,    September 30,    December 31,
                                                         1997            1997             1997
                                                     -----------      -----------      -----------
Revenue ..........................................   $     1,090      $   186,226      $   187,316
                                                     -----------      -----------      -----------
Cost of sales ....................................           982          160,812          161,794
Selling, general and administrative expenses .....       363,846          733,190        1,097,036
Research and development expenses ................       237,707          396,059          633,766
                                                     -----------      -----------      -----------
Total operating expenses .........................       602,535        1,290,061        1,892,596
                                                     -----------      -----------      -----------
Operating loss ...................................      (601,445)      (1,103,835)      (1,705,280)
Interest income, net .............................        41,327           75,321          116,648
                                                     -----------      -----------      -----------
Net loss .........................................   $  (560,118)     $(1,028,514)     $(1,588,632)
                                                     ===========      ===========      ===========

    The accompanying notes are an integral part of the financial statements.

                            BEACON POWER CORPORATION
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                Since May 8, 1997 (Inception) to December 31,1997

                                   (Unaudited)

                                                                                           Additional    Retained          Total
                                    Common        Common       Preferred     Preferred      Paid-In      Earnings      Stockholders'
                                   Shares(1)     Stock(1)      Shares(1)     Stock(1)       Capital       (Loss)          Equity
                                  ----------    ---------      ---------     --------     -----------   -----------    -----------
May 8, 1997 ..................     4,499,999    $  45,000             --           --     $ 4,955,000            --    $ 5,000,000
Net Loss .....................                                                                          $(1,028,514)    (1,028,514)
                                  ----------    ---------      ---------     --------     -----------   -----------    -----------
Balance, September 30, 1997 ..     4,499,999    $  45,000             --           --     $ 4,955,000   $(1,028,514)   $ 3,971,486
Net Loss .....................                                                                             (560,118)      (560,118)
Recapitalization .............    (4,491,575)   $ (44,916)     4,498,319     $ 44,983          29,933                       30,000
                                  ----------    ---------      ---------     --------     -----------   -----------    -----------
Balance, December 31, 1997 ...         8,424    $      84      4,498,319     $ 44,983     $ 4,984,933   $(1,588,632)   $ 3,441,368
                                  ==========    =========      =========     ========     ===========   ===========    ===========

    The accompanying notes are an integral part of the financial statements.

--------------------
(1) Amounts have been adjusted to reflect 1:1.125 stock split (See Note H).

                            BEACON POWER CORPORATION
                            STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                 For the    For the Period
                                                                 Quarter      May 8,1997
                                                                  ended       (Inception)
                                                                 December     to September
                                                                 30, 1997      30, 1997
                                                               -----------    -----------
Cash flows from operating activities:
Net income/(loss) ..........................................   $  (560,118)   $(1,028,514)
     Adjustments to reconcile net income/(loss) to net
     cash provided by/(used in) operating activities:
         Depreciation ......................................         1,283            126
         Changes in operating assets and liabilities:
           Accounts receivable .............................       143,296       (174,733)
           Prepaid expenses and other assets ...............       (26,588)            --
           Inventory .......................................       (16,788)            --
           Accrued payroll and related expenses ............        32,298             --
           Deferred revenue ................................            --         95,000
                                                               -----------    -----------
   Total adjustments .......................................        93,501        (79,607)
                                                               -----------    -----------
Net cash provided by/(used in) operating activities ........      (426,617)    (1,108,121)
                                                               -----------    -----------

Cash flows from investing activities:
   Capital Expenditures ....................................      (455,034)      (962,161)
                                                               -----------    -----------
Net cash provided by/(used in) investing activities ........      (455,034)      (962,161)
                                                               -----------    -----------

Cash flows from financing activities:
   Proceeds from issuance of stock .........................        30,000      5,000,000
                                                               -----------    -----------
Net cash provided by financing activities ..................        30,000      5,000,000
                                                               -----------    -----------

Net increase/(decrease) in cash ............................      (851,651)     2,929,718
Cash at beginning of period ................................     2,929,718             --
                                                               -----------    -----------
Cash and cash equivalents at end of period .................   $ 2,078,067    $ 2,929,718
                                                               ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                            BEACON POWER CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

A.    Summary of Significant Accounting Policies

Organization

Beacon Power Corporation (the "Company" or "Beacon"), an affiliate of SatCon Technology Corporation ("SatCon") was incorporated in Delaware in May of 1997. Beacon is engaged in the development, marketing and manufacturing of flywheel devices for storing and transmitting kinetic energy. The Company intends initially to market its flywheel energy storage devices and related products to industries which require back-up sources of power to maintain services, specifically the cable television ("cable") and telecommunications industries. The Company believes these industries will accept a flywheel system as a preferable alternative to battery based energy at remote locations. Once the reliability of a flywheel system is demonstrated by its acceptance by cable and telecommunication companies, the Company intends to expand its marketing efforts to the larger uninterruptable power supply ("UPS") market and internationally.

Revenue Recognition

The Company designs and manufactures flywheel devices. Revenue from product sales is recognized upon shipment.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, demand deposits and highly liquid investments with a maturity of three months or less when acquired.

Inventory

Inventories are stated at the lower of cost or market and costs are determined based on the first-in, first-out method of accounting.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the asset's estimated useful life. The estimated useful lives of property and equipment are as follows:

                                                      Estimated Lives
                                                ------------------------------
     Computer equipment and software ...........        3 - 5 Years
     Electronic laboratory and shop equipment ..          5 Years
     Mechanical laboratory and shop equipment ..         10 Years
     Sales and demonstration equipment .........       3 - 10 Years
     Furniture and fixtures ....................       7 - 10 Years
     Leasehold improvements ....................  Lesser of the life of the lease or the useful life of
                                                  the improvement

When assets are retired or otherwise disposed of, the cost and related depreciation are eliminated from the accounts and any resulting gain or loss is reflected in other income.

                            BEACON POWER CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

A.    Summary of Significant Accounting Policies (Continued)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions and disclosure of contingencies at the date of the financial statements. Actual results could differ from these estimates.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), which requires a balance sheet approach for accounting for income taxes. Under SPAS 109, deferred tax assets and deferred tax liabilities are recognized based on temporary differences between the basis of assets and liabilities using statutory rates. The Company has, as required under the Internal Revenue Code, switched from the cash to accrual method for tax reporting purposes.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of cash equivalents.

The Company deposits its cash with a regional commercial bank. Credit exposure to any one entity is limited by Company policy.

B.    Inventory

At December 31, 1997, inventory consists of raw materials.

C.    Property and Equipment

Property and equipment consist of the following:

                                           December 31,   September 30,
                                               1997           1997
                                         --------------  ---------------
     Property and equipment, cost ......   $ 1,417,069     $ 962,161
     Less accumulated depreciation .....         1,283           126
                                         --------------  ---------------
                                           $ 1,415,786     $ 962,035
                                         ==============  ===============

D.    Preferred Stock

At December 31, 1997, the Company was authorized, subject to limitations prescribed by law, to issue, from time to time, up to an aggregate of 4,498,320 shares of Preferred Stock, of which 4,498,313 had been designated Class A Preferred Stock, $0.01 par value per share, one had been designated as Class B Preferred Stock, $0.01 par value per share, and 6 had been designated as Class C Preferred Stock, $0.01 par value per share. (See Note H for change in authorized capital stock subsequent to December 31, 1997). Each series of preferred Stock shall have such number of shares, designations, preferences, powers, qualifications and special or relative rights or priveleges as shall be determined by the Company, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

                            BEACON POWER CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

E.    Stock Warrant

The Company has issued a warrant (the "Warrant") to purchase 562,498 shares of the Company's Common Stock and one share of Class B Preferred Stock at a purchase price of approximately $5.33 per share. The warrant also grants the holder the right to participate in future private equity offerings to the extent necessary to permit the holder to maintain a 20% equity interest in the Company. The Company has also agreed with the holder that as long as the holder maintains 50% of the shares aquired pursuant to the Warrant, the Company will not sell any equity securities in a private transaction to any entity which, directly or through an affiliate, derives revenues during the most recent year of $10 million or more through the distribution of electricity or natural gas. In addition, the Company has agreed that while the holder maintains such an equity interest in the Company, the Company shall not, without the holder's approval, make any material change to its principal business activity or license its flywheel energy storage technology.

F.    Recapitalization

On December 24, 1997, the Company engaged in a recapitalization (the "recapitalization") of the Company pursuant to which SatCon exchanged 4,498,313 shares of the Company's Common Stock for 4,498,313 shares of the Company's Class A Preferred Stock, $0.01 par value per share.

In connection with the recapitalization, the Company issued 6,738 shares of the Company's Common Stock, $0.01 par value per share and 6 shares of the Company's Class C Preferred Stock, $0.01 par value per share, for an aggregate purchase price of $30,000 and at a price of $5,000 per unit of 1,123 shares of Common Stock and one share of Class C Preferred Stock.

G.    Commitments and Contingencies

Operating Leases

The Company occupies approximately 10,439 square feet of executive and administrative offices and light manufacturing space at 6-D Gill Street, Woburn, Massachesetts under a primary lease expiring on November 30, 1999. The monthly payment is $9,525.58 plus its pro rata share of operating expenses and real estate taxes.

                            BEACON POWER CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

H.    Subsequent Events

Stock Option

On January 30, 1998, the Company established an employee stock incentive plan pursuant to which the Company may issue options to purchase up to 562,500 shares of Common Stock. Through March 10, 1998, the Company has issued options to purchase 399,375 shares of Common Stock to certain of its employees at an average purchase price of approximately $1.78 per share. The options vest over a period of three or four years. Options to purchase 163,125 share of Common Stock remain available to issuance to future employees.

Stock Split

Effective March 11, 1998, the Company effected a 1:1.125 stock split. The amounts presented in the Balance Sheets, Statements of Stockholders' Equity and Notes to the Financial Statements reflect the effect of the stock split for each period presented.

Authorized Capital Stock

Effective March ii, 1998, the Company's authorized capital stock consists of 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, $0.01 par value per share of which 4,498,313 shares have been designated Class A Preferred Stock, $0.01 par value, 1 share has been designated Class B Preferred Stock, $0.01 par value, and 6 shares have been designated Class C Preferred Stock, $0.01 par value.

                                                                         Annex C

Beacon Power Corporation
Balance Sheet
as of July 31, 1998

   ASSETS
   ------

   Current Assets:
   Cash                                      $           70,498
   A/R                                                   31,437
1  Intercompany                                          34,906
   Inventory                                             16,788
   Prepaid Expenses                                      29,500
   Placement Fees                                        84,801
                                             ------------------
   Total Current Assets:                                267,931
                                             ------------------

   Property and Equipment
   Furniture & Fixtures                                  50,158
   Equipment & Machinery                              1,684,283
   Computers & Telephone                                 56,723
   LHI                                                    1,741
                                             ------------------
   Total Property & Equipment                         1,792,905
                                             ------------------

   Patents                                                7,088
                                             ------------------
   Total Other Assets                                     7,088
                                             ------------------

   TOTAL ASSETS:                             $        2,067,924
                                             ==================

   LIABILITIES & CAPITAL

   Current Liabilities:
2  Accounts Payable                          $          741,405
   Accrued Expenses                                      54,497
   Duquesne Loan                                        200,000
3  SatCon Loan                                           65,000
                                             ------------------
   Total Current Liabilities                          1,060,902
                                             ------------------

4  Walpole Co-op Lease                                   54,311
   Peoples Heritage Lease                                42,026
5  Deferred Revenue                                      95,000
                                             ------------------
   Total Long Term Liabilities                          191,338
                                             ------------------

                                             ------------------
   TOTAL LIABILITIES                                  1,252,240
                                             ------------------

   Preferred Stock                                       44,983
   Common Stock                                              84
   Paid in Capital                                    4,984,933
   Retained Earnings                                 (1,588,632)
   Net Income                                        (2,625,684)
                                             ------------------
   Total Capital                                        815,684
                                             ------------------

   TOTAL LIABILITIES & CAPITAL               $        2,067,924
                                             ==================

Beacon Power Corporation
Balance Sheet-Notes
as of July 31, 1998

SIGNIFICANT ACCOUNTING POLICIES

Organization

Beacon Power Corp (the "Company" or "Beacon"), an affiliate of Satcon Technology Corporation ("SatCon") was incorporated in Delaware in May of 1997. Beacon is engaged in the development of flywheel devices for storing and transmitting kinetic energy.

Cash and Cash Equivalent

Beacon considers investments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable

Receivables are stated in the balance sheet at their expected realizable value.

Plant Assets and Depreciation

Plant assets are carried at cost. Maintenance and repairs are expensed as incurred.

Inventories

Inventories are stated at the lower of cost or market.

1. Intercompany (Related Party Transactions)

Remaining balance of Capital Investment from Duquesne Enterprises. Balance represents amounts due SatCon for support and expenditures for May 1998.

       Balance @ 12/31/97                                    2,048,067.00
       Cash Transfers to Beacon                             (1,600,000.00)
       SatCon Expenditures & Support Jan thru April 1998      (413,161.00)
                                                            -------------
       Remaining Balance                                        34,906.00
                                                            =============

2. Account Payable

Includes Related party transactions totaling $ 73.689.25. Amount represents invoices for time and materials of engineering services provided by Satcon Corp. from June 1998. An additional $ 35,000.00 is expected for August.

3. Loan from Satcon

12% interest bearing (same basis as DQE), Unsecured advances of working capital from Satcon corp. Balance is expected to be paid in full upon receipt of funding. An additional $ 240,000. of working capital has been advanced in August and September.

4. Leases

Beacon has certain capital lease agreements
Amount of Capitalized Lease assets by Major category:
       Telephone Equipment          $22,688
       Furniture & Fixtures         $44,933
       Computer & Machinery         $44,198

Minimum monthly lease payments total $ 5,499.29

5. Deferred Revenue

Deferred revenue represents monies received for future delivery of a beta unit.

--------------------------------------------------------------------------------

Flexible
Reimbursement
Accounts

      These programs let employees pay for health care expenses not covered under the health plans, as well as dependent care expenses with pre-tax dollars.

Employee
Assistance
Program

      Beacon Power recognizes its employees may experience problems of a personal nature and that at times these problems may interfere with job performance. When this occurs both the employee and Beacon Power suffer. To address these mutual concerns we participate in an Employee Assistance Program which provides problem assessment, short-term counseling, and referral services through an independent counseling agency.

--------------------------------------------------------------------------------

Note: Benefits described pertain to regular full-time employees. The descriptions of the benefits and policies outlined here are summary statements only and are not intended to be definitive. In all instances, the full text of the plan, policy or other appropriate document must be reviewed to determine the rights, benefits, and obligations of employees and Bea-

Beacon Power Corporation
6 Gill Street
Woburn Industrial Park
Woburn, MA 01801-1721

                                     Beacon
                                    Power's
                                    Benefits
                                    in Brief

--------------------------------------------------------------------------------

Vacation
-----------------------------
Length of Service
1 mo. but less than 2 yrs.:
5/6 of a day/mo. (10 days)
-----------------------------
2 yrs. but less than 9 yrs.:
1-1/4 days/mo. (15 days)
-----------------------------
9 yrs. or more:
1-2/3 days/mo. (20 days)
-----------------------------

Holidays

      Beacon Power observes 11 holidays per year. One of these is a floating holiday designated by the employee.

Paid Sick Leave

      Sick leave is a benefit provided to regular full-time employees to assist them with paid time when illness or medical requirements prevent them from working. A maximum of 10 days (accrued at a rate of 6 2/3 hours per month) per calendar year is paid.

Long-Term
Disability

      All regular full-time employees are eligible for LTD insurance. These benefits are payable following three months of total disability. Eligible employees receive a monthly disability benefit in the amount equal to 60% of monthly base earnings at the time they become totally disabled, up to a maximum monthly benefit of $7,500.

Medical Plan

      Beacon Power offers two forms of health insurance. The options are:

o Blue Cross & Blue Shield Blue Choice New England

      This Point of Service Plan (POS) combines the managed care full coverage features of HMO Blue with the freedom of choice offered by the Comprehensive Major Medical Plan.

o Harvard Community Health Plan

      This HMO is a complete health care system offering coverage for all health needs. All services are generally performed by or under the direction of a primary care physician.

All health coverages:
Eligibility: First day actively at work.
Cost:        Shared by you and Beacon Power.

Dental Plan

      Delta Dental is the dental insurance offered at Beacon Power. The plan has three benefit groups. Preventative benefits such as x-rays, regular exams and fillings, are covered 100%. The basic benefits, which include bondings, extractions, root canals, etc., are covered 80%. The third group, which includes complete or partial dentures, fixed bridges and crowns, inlays and onlays, is covered at 50%. With the exception of preventative services, dental services are subject to a $50 deductible per person and a $150 maximum per family. There is a $1,500 maximum per covered individual per calendar year. Orthodontia is not covered.

Eligibility: First day actively at work.
Cost:        Shared by you and Beacon Power.

401K Plan

      Beacon Power offers a retirement plan allowing employees to defer up to 15% of salary each year on a tax favorable basis. Beacon Power typically makes a Matching Contribution of .50 on a dollar up to an employee contribution of 6% in any given plan quarter.

Eligibility: Plan covers all employees who are age 21 or older who have worked for Beacon Power for at least six months (working 1000 or more hours per year). Employees may participate in the plan on January 1st or July 1st after they meet the eligibility requirements.

Group Life
Insurance

      Beacon Power will furnish regular full-time employees with a 2X annual salary life insurance policy.

Eligibility: First day actively at work.
Cost:        Company paid benefit.

Accidental Death
and
Dismemberment
Insurance

      Benefit equal to the amount of your life insurance policy.

Eligibility: First day actively at work.
Cost:        Company paid benefit.

--------------------------------------------------------------------------------

                                                                         Annex E

   ----------------------------------------------------------------------------
     Executive Risk Specialty             Home Office:                [GRAPHIC]
     Insurance Company                    82 Hopmeadow Street
                                          Simsbury, Connecticut 06070-7883

                                                     -----------------------
                   DECLARATIONS                        POLICY NUMBER:
                                                       751-123394-98
                                                     -----------------------

                  THE POWER(SM)
DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICY
INCLUDING EMPLOYMENT PRACTICES LIABILITY COVERAGE
            AND DEFENSE COST COVERAGE

NOTICE: THIS IS A CLAIMS MADE INDEMNITY POLICY WHICH APPLIES ONLY TO "CLAIMS" FIRST MADE DURING THE "POLICY PERIOD," OR, IF PURCHASED, THE EXTENDED REPORTING PERIOD. THE LIMIT OF LIABILITY AVAILABLE TO PAY DAMAGES OR SETTLEMENTS WILL BE REDUCED- BY THE PAYMENT OF "DEFENSE EXPENSES," AND "DEFENSE EXPENSES" WILL BE APPLIED AGAINST THE APPLICABLE RETENTION. THE COVERAGE AFFORDED UNDER THIS POLICY DIFFERS IN SOME RESPECTS FROM THAT AFFORDED UNDER OTHER POLICIES. PLEASE READ THE ENTIRE POLICY CAREFULLY.

 OPTIONAL COVERAGE UNDER INSURING AGREEMENT (D) IS AVAILABLE UNDER THIS POLICY.

---------------------------------------------------------------------------------------------------------------------
ITEM 1. PARENT CORPORATION - NAME AND PRINCIPAL ADDRESS:    ITEM 2. POLICY PERIOD:
Beacon Power Corp                                           (a) Inception Date: June 2, 1998
6D Gill Street                                              (b) Expiration Date: June 2, 1999
Woburn, MA 01801                                            at 12:01 a.m. both dates at the Principal
                                                            Address in ITEM 1.
---------------------------------------------------------------------------------------------------------------------
ITEM 3. LIMITS OF LIABILITY (inclusive of Defense Expenses):
   (a) $5,000,000.00     maximum aggregate limit of liability for all Claims made under Insuring Agreements (A),
                         (B) (1), (B)(2) and (C).
   (b) $100,000.00       maximum aggregate limit of liability for all Claims made under Insuring Agreement (D).
   (c) $5,000,000.00     maximum aggregate limit of liability for all Claims under this Policy.
---------------------------------------------------------------------------------------------------------------------
ITEM 4. PREMIUM:
       $30,000.00 total prepaid premium.
---------------------------------------------------------------------------------------------------------------------
ITEM 5. RETENTIONS:
   (a) $0.00             each Insured Person each Claim, but only for Loss as to which indemnification by the
                         Company Is not legally permissible or is not made solely by reason of the Company's financial Insolvency.
   (b) $25,000.00        each Claim, for Loss as to which indemnification by the Company is legally permissible.
   (c) $25,000.00        each Claim under Insuring Agreement (B)(2).
   (d) $5,000.00         each Claim under Insuring Agreement (D).
---------------------------------------------------------------------------------------------------------------------
ITEM 6. LENGTH OF EXTENDED               ITEM 7. ADDITIONAL PREMIUM FOR EXTENDED
        REPORTING PERIOD:                        REPORTING PERIOD: $22,500.00
        365 day
---------------------------------------------------------------------------------------------------------------------
ITEM 8. NOTICE UNDER CONDITIONS (G)(1) AND (G)(2) MUST BE ADDRESSED TO:
        Vice President of Claims
        Executive Risk Management Associates
        P.O. Box 2002
        Simsbury, CT 06070-7683
---------------------------------------------------------------------------------------------------------------------
ITEM 9. ENDORSEMENTS ATTACHED AT ISSUANCE:
B22671           D25691
D25024           D26057
D25025
D25064
D25085
---------------------------------------------------------------------------------------------------------------------

These Declarations, the signed and completed Application and the Policy, with endorsements, will constitute the entire agreement between the Underwriter, the Company and the Insured Persons.
--------------------------------------------------------------------------------
EXECUTIVE RISK SPECIALTY INSURANCE COMPANY by (Authorized Company
Representative):
--------------------------------------------------------------------------------

ACORD(TM) CERTIFICATE OF LIABILITY INSURANCE                     DATE (MM/DD/YY)
                                                                    03/12/1998
--------------------------------------------------------------------------------
PRODUCER (617) 770-2200                                       FAX (617) 770-2323

Arthur J. Gallagher & Company
Harbor South Tower
100 Hancock Street
N. Quincy, MA 02171
Attn: Kathy Duchaney                                                    Ext: 348
--------------------------------------------------------------------------------
INSURED

          Beacon Power Corporation
          a division of Satcon Technology Corp.
          161 First Street
          Cambridge, MA 02142
--------------------------------------------------------------------------------
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
--------------------------------------------------------------------------------
                          COMPANIES AFFORDING COVERAGE
--------------------------------------------------------------------------------
COMPANY A         St Paul Fire and Marine
--------------------------------------------------------------------------------
COMPANY B         General
--------------------------------------------------------------------------------
COMPANY C
--------------------------------------------------------------------------------
COMPANY D
--------------------------------------------------------------------------------
[ILLEGIBLE]
--------------------------------------------------------------------------------
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOT WITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
--------------------------------------------------------------------------------

                                                                 POLICY       POLICY
                                                               EFFECTIVE    EXPIRATION
 CO                                                               DATE         DATE
LTR            TYPE OF INSURANCE             POLICY NUMBER     (MM/DD/YY)   (MM/DD/YY)                      LIMITS
----------------------------------------------------------------------------------------------------------------------------------
     GENERAL LIABILITY                                                                      GENERAL AGGREGATE           $2,000,000
                                                                                            --------------------------------------
     [X] COMMERCIAL GENERAL LIABILITY                                                       PRODUCTS - COMPROP AGG      $2,000,000
                                                                                            --------------------------------------
     [ ] CLAIMS MADE   [X] OCCUR                                                            PERSONAL & ADV INJURY       $1,000,000
                                                                                            --------------------------------------
 A   [ ] OWNERS & CONTRACTORS PROT     TE06901001              10/30/1997   10/30/1998      EACH OCCURRENCE             $1,000,000
                                                                                            --------------------------------------
     [ ]                                                                                    FIRE DAMAGE (Any one ind)   $  250,000
         ----------------------------                                                       --------------------------------------
     [ ]                                                                                    MED EXP (Any one person)    $   10,000
----------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY              The limits of
                                       liability shown                                      COMBINED SINGLE UNIT        $
     [ ] ANY AUTO                      reflect the limits at                                --------------------------------------
     [ ] ALL OWNED AUTOS               inception. Arthur L.                                 BODILY INJURY
     [ ] SCHEDULED AUTOS               Gallager & Co. does                                  (Per person)                $
     [ ] HIRED AUTOS                   not assume any                                       --------------------------------------
     [ ] NON-OWNED AUTOS               responsibility for                                   BODILY INJURY
     [ ]                               notification in the                                  (Per accident)              $
     --------------------------------  event of depletion of                                --------------------------------------
     [ ]                               the aggregate.                                       PROPERTY DAMAGE             $
----------------------------------------------------------------------------------------------------------------------------------
     GARAGE LIABILITY                                                                       AUTO ONLY - EA ACCIDENT     $
                                                                                            --------------------------------------
     [ ] ANY AUTO                                                                           OTHER THAN AUTO ONLY
                                                                                            --------------------------------------
     [ ]                                                                                              EACH ACCIDENT     $
     --------------------------------                                                       --------------------------------------
     [ ]                                                                                                  AGGREGATE     $
----------------------------------------------------------------------------------------------------------------------------------
     EXCESS LIABILITY                  TE06901001              10/30/1997   10/30/1998      EACH OCCURRENCE             $4,000,000
                                                                                            --------------------------------------
 A   [X] UMBRELLA FORM                                                                      AGGREGATE                   $4,000,000
                                                                                            --------------------------------------
     [ ] OTHER THAN UMBRELLA FORM                                                           Retention                   $   10,000
----------------------------------------------------------------------------------------------------------------------------------
     WORKERS COMPENSATION AND                                                               [ ] WC STATU-     [ ] OTH-
     EMPLOYERS' LIABILITY                                                                       TORY LIMITS       ER
                                                                                            --------------------------------------
     THE PROPRIETOR/                                                                        EL EACH ACCIDENT            $
     PARTNERS/EXECUTIVE  [ ] INCL                                                           --------------------------------------
     OFFICERS ARE        [ ] EXCL                                                           EL DISEASE - POLICY LIMIT   $
                                                                                            --------------------------------------
                                                                                            EL DISEASE - EA EMPLOYEE    $
----------------------------------------------------------------------------------------------------------------------------------
     OTHER


----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS & LOCATIONS/VEHICLES/SPECIAL ITEMS


----------------------------------------------------------------------------------------------------------------------------------

[ILLEGIBLE]
--------------------------------------------------------------------------------
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 10 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
--------------------------------------------------------------------------------
AUTHORIZED REPRESENTATIVE                              ARTHUR J. GALLAGHER & CO.

                                                       /s/ BJ Mann

                                                       AUTHORIZED SIGNATURE
--------------------------------------------------------------------------------

                  WORKERS COMPENSATION AND EMPLOYERS LIABILITY
                              COVERAGE CERTIFICATE

Massachusetts High Technology Self-Insurance Group, Inc.,
c/o Management Services, Inc.

INFORMATION PAGE - Certificate Number        WP8-11B-251272-018
Date of Issue: February 2, 1998

1.    Name of Member SatCon Technology Corporation
      Mailing Address: 161 First Street
                       Cambridge, MA 02142
      Form of Business Organization: Corporation
      Workplace:  161 First Street Cambridge, MA 02142
      Additional Insureds: K & D Magmotor Corporation
      Additional Workplaces: P.0. Box 872, Worcester, MA 01613
      Additional Insureds: Beacon Power Company
      Additonal Workplaces: 6D Gill Street, Woburn, MA 01803

2. The certificate period is from 1/1/98 to 1/1/99, standard time at the member's mailing address.

3.    A.    Workers Compensation Coverage: Part One of the Certificate applies to the Workers Compensation Law of the Commonwealth of Massachusetts.

      B. Employers Liability Coverage: Part Two of the Certificate applies to the workplace(s) listed under Item 1.
            The limits of our liability under Part Two are:
            Bodily Injury by Accident:   $1,000,000 each accident
            Bodily Injury by Disease:    $1,000,000 each employee
            Bodily Injury by Disease:    $1,000,000 coverage limit

      C. This certificate includes the Information Page and the following endorsements and schedules: WC & Employers Liability Coverage, Miscellaneous Duties, Massachusetts Limits Liability For Employers Premium Discount, Voluntary Compensation & Employer Liability, Premium Discount Redetermination, WC & Employers Liability Coverage Policy, WC & Employers Liability Coverage Maritime Exclusion, Longshore & Harbor Workers' Compensation Coverage, and Foreign Coverage

4. The premium for this certificate will be determined by our Manuals of Rule Classifications, Rates and Rating Plans. All information required is subject verification and change by audit.

5.    Total Estimated Annual Premium: $29,361.09

MASSACHUSETTS HIGH TECHNOLOGY SELF-INSURANCE GROUP, INC.


/s/ Charles R. Fuller                           BY: /s/ J. C. Durand
-----------------------------------                 --------------------------
Clerk                                               President

                  SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

THE SALE OR TRANSFER AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

$250,000.00                                                        June 23, 1999

                                                                      WOBURN, MA

      FOR VALUE RECEIVED. Beacon Power Corporation, a Delaware corporation (the "Company"), promises to pay to the order of Perseus Capital, L.L.C., or its registered assigns (the "Holder"), the principal sum of Two Hundred Fifty Thousand Dollars or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of issuance of this Note on the unpaid principal balance hereof at a rate equal to twelve and one-half percent (12 1/2%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days; provided that if this Note is not repaid in full on or prior to the Maturity Date, such interest rate shall increase effective as of the close of business on the Maturity Date to fifteen percent (15%) per annum. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of(i) September 23, 1999 (the "Maturity Date") or (ii) upon or after the occurrence of an Event of Default (as defined below), when such amounts are declared due and payable by the Holder or made automatically due and payable. Interest on this Note shall be payable on the Maturity Date.

      This Note is issued pursuant to the Note Purchase Agreement (the "Purchase Agreement") dated as of June 22, 1999 by and among the Company, Perseus Capital, L.L.C., Duquesne Enterprises, Micro Generation Technology Fund, L.L.C. and SatCon Technology Corporation.

      The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

      1. Definitions. As used in this Note, the following capitalized terms have the

      1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

            (a) "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of Massachusetts or the State of New York are authorized to be closed.

            (b) "Bridge Financing" has the meaning specified in the Purchase Agreement.

            (c) "Bridge Securities" has the meaning specified in the Purchase Agreement.

            (d) "Obligations" means the principal, interest and other amounts payable under this Note.

            (e) "Transaction Documents" shall mean this Note, the Purchase Agreement, and any other promissory note issued pursuant to the Purchase Agreement.

      2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on this Note or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document within five Business Days of its due date; or

            (b) Breaches of Other Covenants. The Company shall materially fail to observe or to perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents, other than those specified in Section 2(a) hereof, and such failure shall continue for 30 days after written notice thereof to the Company; or

            (c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

            (d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 45 days of commencement; or

            (e) Cross-Default. The Company or any of its subsidiaries shall default under any bond, debenture, note or other evidence of indebtedness for money borrowed (excluding any capital lease), under any guarantee or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in indebtedness of at least $10,000 being due and payable prior to the date on which it would otherwise become due and payable and shall not have been issued by the Company or waived by the lender; or

            (f) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $10,000 in the aggregate shall be rendered against the Company or any of its subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment.

      3. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 2(c) and 2(d) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(c) and 2(d) hereof, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      4. Collateral. To secure the Company's payment and performance of the Obligations and to secure the Company's prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company hereby grants the Holder a security interest in all of the Company's right, title and interest in and to the following, whether now owned or hereafter acquired or existing and wherever located:

            (a) All inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

            (b) All accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, and all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the same;

      (c) All intellectual property and trade secrets, including, without limitation,

                  (i) all patents, patent applications and patentable inventions and (i) the inventions and improvements described and claimed therein; (ii) any continuation, division, renewal, extension, substitute or reissue thereof or any legal equivalent in a foreign country for the full term thereof or the terms for which the same may be granted; (iii) all rights to income, royalties, profits, awards, damages and other rights relating to said patents, applications and inventions, including the right to sue for past, present and future infringement and (iv) any other rights and benefits relating to said patents, applications and inventions including any rights as a licensor or licensee of said patents, applications and inventions (the "Patents");

                  (ii) all trademarks, trademark registrations, trademark applications, service marks, service mark registrations and service mark applications, trade names, fictitious business name, tradestyles, and the goodwill underlying those trademarks and service marks and (i) any similar marks or amendments, modifications and renewals thereof and the goodwill represented by those and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, royalties, profits, damages and other rights relating to said trademarks and service marks including the right to sue for past, present or future infringement and (iii) any other rights and benefits relating to said trademarks and service marks including any rights as a licensor or licensee of said trademark and service mark (the "Trademarks");

                  (iii) all copyrights, copyright registrations and copyright applications, including without limitation those copyrights for computer programs, computer databases, flow diagrams, maskworks, maskwork applications, source codes and object codes, computer software, technical knowledge and processes, trade secrets, know-how, customer lists, franchises, systems, inventions, designs, blueprints, formal or informal licensing arrangements, and all property embodying or incorporating such copyrights and (i) any similar rights or amendments, modifications and renewals thereof and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, past, present and future infringement and (iii) any other rights and benefits relating to said copyrights (the "Copyrights");

            (d) all substitutions and replacements for, and all rights to exploit, all of the foregoing;

            (e) all books and records pertaining to any of the foregoing; and

            (f) all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets are hereinafter collectively referred to as "Collateral."

The Company covenants and agrees with Holder that: (x) the security interest granted under this Note is in addition to any other security interest from time to time held by the Holder; (y) the Holder may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral; and (z) the security interest hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of the Company to Holder pursuant to this Note and the other Transaction Documents. The Company further covenants and agrees to take all actions requested by the Holder to establish or perfect the security interest granted under this Note.

      5. Prepayment. This Note may be prepaid as a whole or in part at any time prior to the Maturity Date upon at least ten Business Days prior written notice to the Holder. Any such prepayment shall be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. An exchange pursuant to
Section 6 hereof shall not constitute a prepayment for purposes of this Section
5.

      6. Exchange.

            (a) Exchange For Bridge Securities. Upon consummation of the Bridge Financing, this Note shall automatically be exchanged for (without any action on the part of the Company or the Holder) the number of Bridge Securities that an investor in the Bridge Financing would acquire for an aggregate purchase price equal to the sum of the then outstanding principal amount of this Note plus all accrued but unpaid interest hereon.

            (b) Mechanics and Effect of Exchange. No fractional shares of capital stock of the Company shall be issued upon exchange of this Note. Upon such exchange of all of the principal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal or interest that is not so exchanged. Upon full exchange of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

      7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only as to the Holder of this Note upon the written consent of the Company and the Holder.

      9. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

      13. Expenses: Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

      14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. In the event of any dispute among or between any of the parties to this Note arising out of the terms of this Note, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

      IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                           BEACON POWER COPORATION


                                           By: /s/ William E. Stanton
                                               ----------------------
                                           Name: William E. Stanton
                                                ---------------------
                                           Title: President & CEO
                                                 --------------------

                  SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

THE SALE OR TRANSFER AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

$125,000.00                                                        June 23, 1999
                                                                      WOBURN, MA

      FOR VALUE RECEIVED, Beacon Power Corporation, a Delaware corporation (the "Company"), promises to pay to the order of SatCon Technology Corporation, or its registered assigns (the "Holder"), the principal sum of One Hundred Twenty Five Thousand Dollars or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of issuance of this Note on the unpaid principal balance hereof at a rate equal to twelve and one-half percent (12 1/2%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days; provided that if this Note is not repaid in full on or prior to the Maturity Date, such interest rate shall increase effective as of the close of business on the Maturity Date to fifteen percent (15%) per annum. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of(i) September 23, 1999 (the "Maturity Date") or (ii) upon or after the occurrence of an Event of Default (as defined below), when such amounts are declared due and payable by the Holder or made automatically due and payable. Interest on this Note shall be payable on the Maturity Date.

      This Note is issued pursuant to the Note Purchase Agreement (the "Purchase Agreement") dated as of June 22, 1999 by and among the Company, Perseus
Capital, L.L.C., Duquesne Enterprises, Micro Generation Technology
Fund, L.L.C. and SatCon Technology Corporation.

      The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

      1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

            (a) "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of Massachusetts or the State of New York are authorized to be closed.

            (b) "Bridge Financing" has the meaning specified in the Purchase Agreement.

            (c) "Bridge Securities" has the meaning specified in the Purchase Agreement.

            (d) "Obligations" means the principal, interest and other amounts payable under this Note.

            (e) "Transaction Documents" shall mean this Note, the Purchase Agreement, and any other promissory note issued pursuant to the Purchase Agreement.

      2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on this Note or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document within five Business Days of its due date; or

            (b) Breaches of Other Covenants. The Company shall materially fail to observe or to perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents, other than those specified in Section 2(a) hereof, and such failure shall continue for 30 days after written notice thereof to the Company; or

            (c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

            (d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 45 days of commencement; or

            (e) Cross-Default. The Company or any of its subsidiaries shall default under any bond, debenture, note or other evidence of indebtedness for money borrowed (excluding any capital lease), under any guarantee or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in indebtedness of at least $10,000 being due and payable prior to the date on which it would otherwise become due and payable and shall not have been issued by the Company or waived by the lender; or

            (f) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $10,000 in the aggregate shall be rendered against the Company or any of its subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment.

      3. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 2(c) and 2(d) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(c) and 2(d) hereof, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      4. Collateral. To secure the Company's payment and performance of the Obligations and to secure the Company's prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company hereby grants the Holder a security interest in all of the Company's right, title and interest in and to the following, whether now owned or hereafter acquired or existing and wherever located:

            (a) All inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

            (b) All accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, and all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the same;

            (c) All intellectual property and trade secrets, including, without limitation,

                        (i) all patents, patent applications and patentable inventions and (i) the inventions and improvements described and claimed therein; (ii) any continuation, division, renewal, extension, substitute or reissue thereof or any legal equivalent in a foreign country for the full term thereof or the terms for which the same may be granted; (iii) all rights to income, royalties, profits, awards, damages and other rights relating to said patents, applications and inventions, including the right to sue for past, present and future infringement and (iv) any other rights and benefits relating to said patents, applications and inventions including any rights as a licensor or licensee of said patents, applications and inventions (the "Patents");

                        (ii) all trademarks, trademark registrations, trademark applications, service marks, service mark registrations and service mark applications, trade names, fictitious business name, tradestyles, and the goodwill underlying those trademarks and service marks and (i) any similar marks or amendments, modifications and renewals thereof and the goodwill represented by those and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, royalties, profits, damages and other rights relating to said trademarks and service marks including the right to sue for past, present or future infringement and (iii) any other rights and benefits relating to said trademarks and service marks including any rights as a licensor or licensee of said trademark and service mark (the "Trademarks");

                        (iii) all copyrights, copyright registrations and copyright applications, including without limitation those copyrights for computer programs, computer databases, flow diagrams, maskworks. maskwork applications, source codes and object codes, computer software, technical knowledge and processes, trade secrets, know-how, customer lists, franchises, systems, inventions, designs, blueprints, formal or informal licensing arrangements, and all property embodying or incorporating such copyrights and
(i) any similar rights or amendments, modifications and renewals thereof and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, past, present and future infringement and (iii) any other rights and benefits relating to said copyrights (the "Copyrights");

            (d) all substitutions and replacements for, and all rights to exploit, all of the foregoing;

            (e) all books and records pertaining to any of the foregoing; and

            (f) all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets are hereinafter collectively referred to as "Collateral."

The Company covenants and agrees with Holder that: (x) the security interest granted under this Note is in addition to any other security interest from time to time held by the Holder; (y) the Holder may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral; and (z) the security interest hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of the Company to Holder pursuant to this Note and the other Transaction Documents. The Company further covenants and agrees to take all actions requested by the Holder to establish or perfect the security interest granted under this Note.

      5. Prepayment. This Note may be prepaid as a whole or in part at any time prior to the Maturity Date upon at least ten Business Days prior written notice to the Holder. Any such prepayment shall be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. An exchange pursuant to
Section 6 hereof shall not constitute a prepayment for purposes of this Section
5.

      6. Exchange.

            (a) Exchange For Bridge Securities. Upon consummation of the Bridge Financing, this Note shall automatically be exchanged for (without any action on the part of the Company or the Holder) the number of Bridge Securities that an investor in the Bridge Financing would acquire for an aggregate purchase price equal to the sum of the then outstanding principal amount of this Note plus all accrued but unpaid interest hereon.

            (b) Mechanics and Effect of Exchange. No fractional shares of capital stock of the Company shall be issued upon exchange of this Note. Upon such exchange of all of the principal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal or interest that is not so exchanged. Upon full exchange of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

      7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only as to the Holder of this Note upon the written consent of the Company and the Holder.

      9. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

      10. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

      11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

      13. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

      14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. In the event of any dispute among or between any of the parties to this Note arising out of the terms of this Note, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

      IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                           BEACON POWER COPORATION


                                           By: /s/ William E. Stanton
                                               ----------------------
                                           Name: William E. Stanton
                                                ---------------------
                                           Title: President & CEO
                                                 --------------------

                  SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

THE SALE OR TRANSFER AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

$50,000.00                                                         June 23, 1999

                                                                      WOBURN, MA

      FOR VALUE RECEIVED, Beacon Power Corporation, a Delaware corporation (the "Company"), promises to pay to the order of Duquesne Enterprises, or its registered assigns (the "Holder"), the principal sum of Fifty Thousand Dollars or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of issuance of this Note on the unpaid principal balance hereof at a rate equal to twelve and one-half percent (12 1/2%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days; provided that if this Note is not repaid in full on or prior to the Maturity Date, such interest rate shall increase effective as of the close of business on the Maturity Date to fifteen percent (15%) per annum. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of(i) September 23, 1999 (the "Maturity Date") or (ii) upon or after the occurrence of an Event of Default (as defined below), when such amounts are declared due and payable by the Holder or made automatically due and payable. Interest on this Note shall be payable on the Maturity Date.

      This Note is issued pursuant to the Note Purchase Agreement (the "Purchase Agreement") dated as of June 22, 1999 by and among the Company, Perseus Capital, L.L.C., Duquesne Enterprises, Micro Generation Technology Fund, L.L.C. and SatCon Technology Corporation.

      The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

within 45 days of commencement; or

            (e) Cross-Default. The Company or any of its subsidiaries shall default under any bond, debenture, note or other evidence of indebtedness for money borrowed (excluding any capital lease), under any guarantee or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in indebtedness of at least $10,000 being due and payable prior to the date on which it would otherwise become due and payable and shall not have been issued by the Company or waived by the lender; or

            (f) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $10,000 in the aggregate shall be rendered against the Company or any of its subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment.

      3. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 2(c) and 2(d) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(c) and 2(d) hereof, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      4. Collateral. To secure the Company's payment and performance of the Obligations and to secure the Company's prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company hereby grants the Holder a security interest in all of the Company's right, title and interest in and to the following, whether now owned or hereafter acquired or existing and wherever located:

            (a) All inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

            (b) All accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, and all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the same;

            (c) All intellectual property and trade secrets, including, without limitation,

                        (i) all patents, patent applications and patentable inventions and (i) the inventions and improvements described and claimed therein; (ii) any continuation, division, renewal, extension, substitute or reissue thereof or any legal equivalent in a foreign country for the full term thereof or the terms for which the same may be granted; (iii) all rights to income, royalties, profits, awards, damages and other rights relating to said patents, applications and inventions, including the right to sue for past, present and future infringement and (iv) any other rights and benefits relating to said patents, applications and inventions including any rights as a licensor or licensee of said patents, applications and inventions (the "Patents");

                        (ii) all trademarks, trademark registrations, trademark applications, service marks, service mark registrations and service mark applications, trade names, fictitious business name, tradestyles, and the goodwill underlying those trademarks and service marks and (i) any similar marks or amendments, modifications and renewals thereof and the goodwill represented by those and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, royalties, profits, damages and other rights relating to said trademarks and service marks including the right to sue for past, present or future infringement and (iii) any other rights and benefits relating to said trademarks and service marks including any rights as a licensor or licensee of said trademark and service mark (the "Trademarks");

                        (iii) all copyrights, copyright registrations and copyright applications, including without limitation those copyrights for computer programs, computer databases, flow diagrams, maskworks, maskwork applications, source codes and object codes, computer software, technical knowledge and processes, trade secrets, know-how, customer lists, franchises, systems, inventions, designs, blueprints, formal or informal licensing arrangements, and all property embodying or incorporating such copyrights and
(i) any similar rights or amendments, modifications and renewals thereof and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, past, present and future infringement and (iii) any other rights and benefits relating to said copyrights (the "Copyrights");

            (d) all substitutions and replacements for, and all rights to exploit, all of the foregoing;

            (e) all books and records pertaining to any of the foregoing; and

            (f) all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets are hereinafter collectively referred to as "Collateral."

The Company covenants and agrees with Holder that: (x) the security interest granted under this Note is in addition to any other security interest from time to time held by the Holder; (y) the Holder may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral; and (z) the security interest hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of the Company to Holder pursuant to this Note and the other Transaction Documents. The Company further covenants and agrees to take all actions requested by the Holder to establish or perfect the security interest granted under this Note.

      5. Prepayment. This Note may be prepaid as a whole or in part at any time prior to the Maturity Date upon at least ten Business Days prior written notice to the Holder. Any such prepayment shall be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. An exchange pursuant to
Section 6 hereof shall not constitute a prepayment for purposes of this Section
5.

      6. Exchange.

            (a) Exchange For Bridge Securities. Upon consummation of the Bridge Financing, this Note shall automatically be exchanged for (without any action on the part of the Company or the Holder) the number of Bridge Securities that an investor in the Bridge Financing would acquire for an aggregate purchase price equal to the sum of the then outstanding principal amount of this Note plus all accrued but unpaid interest hereon.

            (b) Mechanics and Effect of Exchange. No fractional shares of capital stock of the Company shall be issued upon exchange of this Note. Upon such exchange of all of the principal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal or interest that is not so exchanged. Upon full exchange of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

      7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only as to the Holder of this Note upon the written consent of the Company and the Holder.

      9. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

      13. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

      14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. In the event of any dispute among or between any of the parties to this Note arising out of the terms of this Note, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

      IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                           BEACON POWER COPORATION


                                           By: /s/ William E. Stanton
                                               ----------------------
                                           Name: William E. Stanton
                                                ---------------------
                                           Title: President & CEO
                                                 --------------------

                  SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

THE SALE OR TRANSFER AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS DOCUMENT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDER AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

$50,000.00                                                          June 23,1999

                                                                      WOBURN, MA

      FOR VALUE RECEIVED, Beacon Power Corporation, a Delaware corporation (the "Company"), promises to pay to the order of Micro Generation Technology Fund, L.L.C., or its registered assigns (the "Holder"), the principal sum of Fifty Thousand Dollars or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of issuance of this Note on the unpaid principal balance hereof at a rate equal to twelve and one-half percent (12 1/2%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days; provided that if this Note is not repaid in full on or prior to the Maturity Date, such interest rate shall increase effective as of the close of business on the Maturity Date to fifteen percent (15%) per annum. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) September 23, 1999 (the "Maturity Date") or (ii) upon or after the occurrence of an Event of Default (as defined below), when such amounts are declared due and payable by the Holder or made automatically due and payable. Interest on this Note shall be payable on the Maturity Date.

      This Note is issued pursuant to the Note Purchase Agreement (the "Purchase Agreement") dated as of June 22, 1999 by and among the Company, Perseus Capital, L.L.C., Duquesne Enterprises, Micro Generation Technology Fund, L.L.C. and SatCon Technology Corporation.

      The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

      1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

            (a) "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of Massachusetts or the State of New York are authorized to be closed.

            (b) "Bridge Financing" has the meaning specified in the Purchase Agreement.

            (c) "Bridge Securities" has the meaning specified in the Purchase Agreement.

            (d) "Obligations" means the principal, interest and other amounts payable under this Note.

            (e) "Transaction Documents" shall mean this Note, the Purchase Agreement, and any other promissory note issued pursuant to the Purchase Agreement.

      2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on this Note or (ii) any interest or other payment required under the terms of this Note or any other Transaction Document within five Business Days of its due date; or

            (b) Breaches of Other Covenants. The Company shall materially fail to observe or to perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents, other than those specified in Section 2(a) hereof, and such failure shall continue for 30 days after written notice thereof to the Company; or

            (c) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

            (d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 45 days of commencement; or

            (e) Cross-Default. The Company or any of its subsidiaries shall default under any bond, debenture, note or other evidence of indebtedness for money borrowed (excluding any capital lease), under any guarantee or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in indebtedness of at least $10,000 being due and payable prior to the date on which it would otherwise become due and payable and shall not have been issued by the Company or waived by the lender; or

            (f) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $10,000 in the aggregate shall be rendered against the Company or any of its subsidiaries (or any combination thereof) and shall remain undischarged for a period of ten consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment.

      3. Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 2(c) and 2(d) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(c) and 2(d) hereof, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

      4. Collateral. To secure the Company's payment and performance of the Obligations and to secure the Company's prompt, full and faithful performance and observance of all of the provisions tinder this Note and the other Transaction Documents, the Company hereby grants the Holder a security interest in all of the Company's right, title and interest in and to the following, whether now owned or hereafter acquired or existing and wherever located:

            (a) All inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

            (b) All accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, and all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the same;

            (c) All intellectual property and trade secrets, including, without limitation,

                        (i) all patents, patent applications and patentable inventions and (i) the inventions and improvements described and claimed therein; (ii) any continuation, division, renewal, extension, substitute or reissue thereof or any legal equivalent in a foreign country for the full term thereof or the terms for which the same may be granted; (iii) all rights to income, royalties, profits, awards, damages and other rights relating to said patents, applications and inventions, including the right to sue for past, present and future infringement and (iv) any other rights and benefits relating to said patents, applications and inventions including any rights as a licensor or licensee of said patents, applications and inventions (the "Patents");

                        (ii) all trademarks, trademark registrations, trademark applications, service marks, service mark registrations and service mark applications, trade names, fictitious business name, tradestyles, and the goodwill underlying those trademarks and service marks and (i) any similar marks or amendments, modifications and renewals thereof and the goodwill represented by those and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, royalties, profits, damages and other rights relating to said trademarks and service marks including the right to sue for past, present or future infringement and (iii) any other rights and benefits relating to said trademarks and service marks including any rights as a licensor or licensee of said trademark and service mark (the "Trademarks");

                        (iii) all copyrights, copyright registrations and copyright applications, including without limitation those copyrights for computer programs, computer databases, flow diagrams, maskworks, maskwork applications, source codes and object codes, computer software, technical knowledge and processes, trade secrets, know-how, customer lists, franchises, systems, inventions, designs, blueprints, formal or informal licensing arrangements, and all property embodying or incorporating such copyrights and
(i) any similar rights or amendments, modifications and renewals thereof and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (ii) all rights to income, past, present and future infringement and (iii) any other rights and benefits relating to said copyrights (the "Copyrights");

            (d) all substitutions and replacements for, and all rights to exploit, all o the foregoing;

            (e) all books and records pertaining to any of the foregoing; and

            (f) all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets are hereinafter collectively referred to as "Collateral."

The Company covenants and agrees with Holder that: (x) the security interest granted under this Note is in addition to any other security interest from time to time held by the Holder; (y) the Holder may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral; and (z) the security interest hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of the Company to Holder pursuant to this Note and the other Transaction Documents. The Company further covenants and agrees to take all actions requested by the Holder to establish or perfect the security interest granted under this Note.

      5. Prepayment. This Note may be prepaid as a whole or in part at any time prior to the Maturity Date upon at least ten Business Days prior written notice to the Holder. Any such prepayment shall be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. An exchange pursuant to
Section 6 hereof shall not constitute a prepayment for purposes of this Section
5.

      6. Exchange.

            (a) Exchange For Bridge Securities. Upon consummation of the Bridge Financing, this Note shall automatically be exchanged for (without any action on the part of the Company or the Holder) the number of Bridge Securities that an investor in the Bridge Financing would acquire for an aggregate purchase price equal to the sum of the then outstanding principal amount of this Note plus all accrued but unpaid interest hereon.

            (b) Mechanics and Effect of Exchange. No fractional shares of capital stock of the Company shall be issued upon exchange of this Note. Upon such exchange of all of the principal and accrued interest outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal or interest that is not so exchanged. Upon full exchange of this Note, the Company shall be forever released from all its obligations and liabilities tinder this Note.

      7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

      8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only as to the Holder of this Note upon the written consent of the Company and the Holder.

      9. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

      12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

      13. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

      14. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions of the State of New York or of any other state. In the event of any dispute among or between any of the parties to this Note arising out of the terms of this Note, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of New York for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction.

      IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

                                           BEACON POWER COPORATION


                                           By: /s/ William E. Stanton
                                               ----------------------
                                           Name: William E. Stanton
                                                ---------------------
                                           Title: President & CEO
                                                 --------------------